UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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CITIZENS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2017

PROXY STATEMENT

Notice of Annual Meeting of Shareholders

Tuesday, June 6, 2017

10:00 AM (CDT)

400 East Anderson Lane, Austin, Texas

Citizens, Inc.

April 27, 2017

Dear Shareholders,

On behalf of the entire Board of Directors, it is my privilege to invite you to our 2017 Annual Meeting of Shareholders to be held on Tuesday, June 6, 2017 at 10:00 a.m. Central Daylight Time, at our offices located at 400 East Anderson Lane, Austin, Texas 78752.

We appreciate all of our shareholders, and look forward to communicating with you regarding our efforts to achieve long-term sustainable growth for your Company and create value through the right business strategies, prudent risk management and corporate governance, and effective succession planning.

The Board of Directors hopes you can attend the meeting, but if you cannot, it is still very important that we receive your representation and vote on the proposals detailed in this proxy statement. Regardless of the number of shares you own, PLEASE VOTE THROUGH THE INTERNET, BY TELEPHONE OR BY MAIL according to the instructions provided on the proxy card.

We hope the material contained in this proxy statement demonstrates how seriously we take the trust you place in us through your ownership of Citizens shares, and we ask that you vote in accordance with the Board’s recommendations as a sign of your support for our continuing efforts.

Sincerely,

Geoffrey M. Kolander

Chief Executive Officer

NOTICE OF 2017 CITIZENS, INC.

ANNUAL MEETING OF SHAREHOLDERS

WHEN: Tuesday, June 6, 2017 10:00 a.m., Central Daylight Time	WHERE: Citizens, Inc. Executive Offices 400 East Anderson Lane Austin, Texas 78752

We are pleased to invite you to attend the Citizens, Inc. 2017 Annual Meeting of Shareholders for the following purposes:

(1)	To elect the nine (9) members of the Board of Directors of the Company named in this proxy statement to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

(2)	To approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers;

(3)	To approve a non-binding advisory resolution regarding the frequency of the advisory vote on compensation of the Company’s Named Executive Officers;

(4)	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017;

(5)	To approve the Company’s Omnibus Incentive Plan; and

(6)	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

RECORD DATE:

The Board of Directors set April 12, 2017 as the record date for the meeting. Our shareholders as of the close of business on that date are entitled to receive this notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting.

HOW TO VOTE:

Your vote is important. Whether or not you plan to attend the meeting, we encourage you to vote as soon as possible. You may cast your vote via the internet, by telephone, by mail or in person at the meeting. Please carefully review the proxy materials for the 2017 Annual Meeting of Shareholders and follow the instructions in the Voting Information section on page 3 to vote. If your shares are held in street or nominee name, please respond to the communication you receive from the holder of record as soon as possible so your shares can be represented at the meeting.

Important Notice Regarding Availability of Proxy Materials for Shareholder Meeting to be held June 6, 2017: The Proxy Statement and Annual Report to Shareholders are available at www.edocumentview.com/cia.

By Order of the Board of Directors
April 27, 2017	Cheri D. Duncan, Secretary

CITIZENS, INC.

400 East Anderson Lane

Austin, Texas 78752

April 27, 2017

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

JUNE  6, 2017

SOLICITATION OF PROXIES

NOTICE OF THE ANNUAL MEETING

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Citizens, Inc. (the “Company”) for use at the Annual Meeting of Shareholders to be held Tuesday, June 6, 2017, at 10:00 a.m., Central Daylight Time, (the “Meeting”) at the Citizens Inc. Executive Offices located at 400 East Anderson Lane, Austin, Texas 78752. We are distributing this Proxy Statement and our 2016 Annual Report to Shareholders on or before April 27, 2017.

In accordance with Rule 14a-16 under the Securities Exchange Act of 1934, a registrant may furnish a proxy statement or annual report to a security holder by sending the security holder a Notice of Internet Availability of Proxy Materials (“Notice”) forty (40) or more calendar days prior to the Annual Meeting of Shareholders. On or about April 27, 2017, Notice was sent to our shareholders, giving them the option to execute a proxy via an on-line format, or the option to request a paper delivery of a full set of proxy materials (called Full Set Delivery) of this Proxy Statement and our 2016 Annual Report to Shareholders.

HOUSEHOLDING

The Securities and Exchange Commission (“SEC”) rules allow us, subject to certain conditions, to send only one proxy statement and annual report or Notice to two or more shareholders who share the same last name and address. This “householding” rule provides greater convenience for our shareholders and cost savings for us by reducing the number of duplicate documents that households receive. Also, this allows us to be more environmentally friendly by reducing the unnecessary use of materials. Please note that each shareholder will continue to receive a separate proxy card, which will allow each individual to vote independently.

If you are a Citizens, Inc. shareholder who resides in the same household with another Citizens, Inc. shareholder with the same last name, or if you hold more than one account with Computershare registered in your name at the same address, and wish to receive a separate or single proxy statement and annual report or Notice for each account, please contact our transfer agent, Computershare.

Computershare Trust Company, NA

P. O. Box 30170

College Station, TX 77842-3170

Toll-Free Number: 877-785-9659

Outside the United States: 781-575-4621 (International Dial Direct)

You may revoke your consent at any time by contacting Computershare using the same contact information as set forth above.

ELECTRONIC DELIVERY OF PROXY MATERIALS AND ANNUAL REPORT

This Proxy Statement and our 2016 Annual Report are available on our website at www.citizensinc.com. If you vote by Internet, simply go to www.envisionreports.com/cia and follow the prompts regarding electronic distribution consent on that site.

PROXY SOLICITATION

We bear all expenses incurred in connection with the solicitation of proxies. We will reimburse banking institutions, brokerage firms, custodians, nominees and fiduciaries for their costs in forwarding proxy materials to beneficial owners of our Common Stock. Our directors, officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities. The Company has engaged Georgeson as its proxy solicitor firm and has entered into a standard proxy solicitation agreement with Georgeson. The Company expects to pay $8,000 as a solicitation fee, in accordance with the terms of the agreement.

PURPOSES OF THE ANNUAL MEETING

It is very important that you vote in order to play a part in the future of the Company. Shareholders are being asked to vote on the following proposals set forth below at the 2017Annual Meeting of Shareholders. Each shareholder, regardless of share class, is entitled to one vote per share held by such holder on all matters coming before the Annual Meeting.

Shares represented by properly executed proxies received by us prior to the Meeting will be voted as specified thereon. Unless you instruct otherwise in the proxy, any proxy that is given and not revoked will be voted at the meeting in accordance with the recommendation of the Board of Directors.

PROPOSALS	OUR BOARD’S RECOMMENDATION
Item 1. Election of Directors ( page 24)

The Board has nominated nine individuals to serve as directors for a one-year term, expiring at the 2018 Annual Shareholders Meeting, or until their successors are duly elected and qualified. Four of the nine nominees will be elected by the Class A shareholders and five of the nine nominees will be elected by the Class B shareholders. The Board believes the director nominees possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to the Company’s management.

FOR each Director Nominee

Item 2. Advisory Vote to Approve Executive Compensation (page 28)

The Company seeks a non-binding advisory vote from its shareholders to approve the compensation of its Named Executive Officers as described in the Compensation Discussion and Analysis section beginning on page 17 and the Compensation Tables section beginning on page 20. The Board values its shareholders’ opinions and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.	FOR

Item 3. Advisory Vote to Approve Frequency of Advisory Vote on Executive Compensation (page 28)

The Company is also providing shareholders with the opportunity to cast a non-binding advisory vote on how often you believe the Company should include an advisory vote on compensation in our proxy statement in the future. The voting options are to hold the say-on-pay vote every year, every two years or every three years. The Compensation Committee and the Board value the opinion of the shareholders, and recommend an advisory vote on Executive Compensation every year.	EVERY YEAR

Item 4. Ratification of the Appointment of Ernst & Young LLP as Independent Auditors (page 29)

The Audit Committee and the Board believe the continued retention of Ernst & Young LLP to serve as the Company’s Independent Auditors for the fiscal year ending December 31, 2017 is in the best interests of the Company and its shareholders. As a matter of good corporate governance, shareholders are being asked to ratify the Audit Committee’s selection of the independent Auditors. Although the Audit Committee has sole authority to appoint the Company’s independent auditors, as a matter of good corporate governance, the Board is submitting the Audit Committee’s selection of the independent auditors to the shareholders for ratification.	FOR

Item 5. Approval of the Citizens, Inc. Omnibus Incentive Plan (page 29)

The Company is asking shareholders to approve the Citizens, Inc. 2017 Omnibus Incentive Plan, which the Compensation Committee and the Board have approved and recommended to shareholders for approval. The Plan will enable the Company to grant long-term equity awards to directors, executives and other employees. The Plan is an important component of our executive compensation philosophy that allows us to award non-cash compensation that is tied to performance and is aligned with shareholder interests.	FOR

Item 6. Transact such Other Business as May Properly Come Before the Meeting or any Postponement of Adjournment thereof (page 37)

Should any other business come before the meeting, and management is not aware of any at this time and does not expect any, the persons named in the proxy will vote on such business as their best judgment and discretion indicates.

Voting by proxy will not limit your right to vote at the meeting if you later decide to attend in person. Other than the approval of the matters listed above, we do not anticipate that any other matters will be raised at the meeting.

VOTING INFORMATION

RECORD DATE AND VOTING ELIGIBILITY

Only shareholders of record at the close of business on April 12, 2017 are entitled to vote at the Meeting. As of the record date, we had 49,080,114 Class A shares of common stock and 1,001,714 Class B shares of common stock outstanding and entitled to vote. If your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered a shareholder of record with respect to those shares. If your shares are held in a bank or brokerage account, you are considered the “Beneficial Owner” of those shares, and should respond to the communication you receive from the holder of record as soon as possible so your shares can be represented at the meeting.

HOW TO VOTE

Shareholders of record may vote using any of the following methods:

1.	BY MAIL: If you received this Proxy Statement in conjunction with a Full Set Delivery request, then mark, sign and date your proxy card and return it in the postage-paid envelope provided. The named proxies will vote your stock according to your directions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your stock in favor of the proposals.

2.	BY TELEPHONE: Call toll-free (800) 652-VOTE (8683).

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Daylight Time on June 5, 2017.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

3.	BY INTERNET: http://www.envisionreports.com/cia

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Daylight Time on June 5, 2017.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

4.	IN PERSON: You may vote in person at the meeting. If your stock is held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, to be able to vote at the meeting.

REVOCATION OF PROXIES

A shareholder may revoke his or her proxy at any time before it is voted at the meeting by:

•	giving written notice to the Secretary of the Company;

•	if before the commencement of the meeting to the person serving as Secretary at the meeting site;

•	if delivered before the date of the Meeting, to the Office of the Secretary at Citizens’ offices, 400 East Anderson Lane, Austin, Texas 78752;

•	delivering no later than the commencement of the Meeting a properly-executed, later-dated proxy; or

•	voting in person at the meeting.

CITIZENS, INC. STOCK INVESTMENT PLAN PARTICIPANTS

The Company sends or forwards to each participant in the Company’s Stock Investment Plan all applicable proxy solicitation materials. Stock Investment Plan participants have the exclusive right to exercise all voting rights respecting shares credited to their respective accounts under the Stock Investment Plan. A participant may vote any of the Participant’s whole or fractional shares of which he or she is the record holder in person or by proxy. Each participant’s proxy card includes the participant’s whole or fractional shares of the Company’s Class A common stock which he or she has the right to vote. A participant’s shares will not be voted unless a participant or the participant’s proxy votes them. As described below, the Stock Investment Plan administrator may submit a participant’s unvoted shares at a shareholders meeting for purposes of establishing a quorum, unless the participant objects by notifying us in writing. For more information about the Stock Investment Plan, please see the Stock Investment Plan prospectus contained in the Company’s Registration Statement on Form S-3, as amended, (Registration No. 333-185618) filed with the SEC.

QUORUM

At the Annual Meeting, a quorum will require the presence, in person or by proxy, of the holders of a majority of the voting power represented by our shares of common stock entitled to vote. Proxies received but marked as abstentions and broker non-votes are counted as present for purposes of determining quorum. Additionally, unless a Stock Investment Plan participant notifies the Company in writing that it elects to withhold the Stock Investment Plan administrator’s authority, the plan administrator is deemed to have the written authorization to appear in person or by proxy at any annual or special meeting of shareholders of the Company and to submit the Participant’s unvoted shares at the meeting for the sole purpose of determining a quorum.

If a quorum is not present or represented at the meeting, the shareholders entitled to vote have the power to adjourn or recess the meeting without notice, other than announcement at the meeting, until a quorum is obtained. At a reconvened meeting where a quorum is obtained, any business may be transacted which might have been transacted at the meeting as originally noticed.

VOTING REQUIREMENTS

For Proposal No. 1 – Election of Directors, you may vote “FOR” or “WITHHOLD” for each nominee, or “ABSTAIN” from voting. Under Colorado law, director nominees with the highest number of votes cast “FOR” their election will be elected to the Board. Cumulative voting is not permitted. Under our Articles of Incorporation and Bylaws, the voting rights of our Class A and Class B shareholders are equal in all respects, except that Class B shareholders have the exclusive right to elect a simple majority of the Board, and our Class A shareholders have the right to elect the remaining directors. Because we have directors elected by two classes of shareholders, Class A director nominees receiving the highest number of votes cast “FOR” their election by Class A shareholders and Class B director nominees receiving the highest number of votes cast “FOR” their election by Class B shareholders will be elected to the Board of Directors. Votes that are withheld or voted in abstention will be excluded entirely from the vote and will have no effect other than for purposes of establishing quorum. According to NYSE Rule 452, as amended, brokers who have not received instructions from their customers in uncontested elections may not vote shares held in street name in the election of directors, and in certain other matters. Therefore, regardless of the number of shares you hold or whether you cast a vote, providing your properly executed proxy is very important.

For Proposal No. 2 - the approval, on a non-binding advisory basis of the compensation of the Company’s Named Executive Officers, referred to as Say-on-Pay, you may vote “FOR” or “AGAINST” each proposal or “ABSTAIN” from voting. Each proposal requires for approval that the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. For these votes, abstentions and broker non-votes will be disregarded and will have no impact on the vote. Because your votes on executive compensation are advisory, they will not be binding upon the Company or the Board. However, the Compensation Committee will take into account the outcome of the votes when considering future executive pay.

For Proposal No. 3 – a non-binding advisory vote to approve the frequency of advisory votes on executive compensation, referred to as Say-on-Frequency, you may vote to hold the Say-on-Pay vote every year, every two years, or every three years, or to abstain from voting. For this vote, broker non-votes will be disregarded and will have no impact on the vote. Because your votes on Say-on-Frequency are advisory, they will not be binding upon the Company or the Board. However, the Compensation Committee will take into account the outcome of the votes when considering future executive pay.

For Proposal No. 4 - the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017, you may vote “FOR” or “AGAINST” each proposal or “ABSTAIN” from voting. Each proposal requires for approval that the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. For these votes, abstentions and broker non-votes will be disregarded and will have no impact on the vote.

For Proposal No. 5 – the approval of the Company’s Omnibus Incentive Plan, you may vote “FOR” or “AGAINST” the proposal or “ABSTAIN” from voting. Under NYSE rules and guidance applicable to shareholder approval of equity compensation plans, the minimum vote required for approval of Proposal No. 5 is approval of a majority of votes cast, which means the number of votes cast “FOR” the proposal must exceed the aggregate of votes cast “AGAINST” the proposal plus abstentions. Broker non-votes will have no impact on the vote.

CONTROL OF THE COMPANY

CONTROLLING SHAREHOLDER

Harold E. Riley, our Founder and Chairman Emeritus, is the beneficial owner of 100% of our Class B common stock, which is held in the name of the Harold E. Riley Trust (“Trust”), of which he serves as Trustee. Citizens’ Class B common stock elects a simple majority of the Board and receives one-half of any cash dividends paid, on a per share basis, to the Class A shares. The Class A common stock elects the remainder of the Board. In accordance with Section 303A.00 of the New York Stock Exchange (“NYSE”) Listed Company Manual, Harold E. Riley is deemed to be the “Controlling Shareholder” of our Company and we are deemed a “controlled company” by the NYSE. Mr. Riley is 88 years old. The Trust documents provide that upon Mr. Riley’s death, the Class B common stock will be transferred from the Trust to the Harold E. Riley Foundation, a charitable organization established under 501(c)(3) of the Internal Revenue Code (the “Foundation”). The Foundation is organized as a public support charity for the benefit of its charitable beneficiaries, Baylor University and the Southwest Baptist Theological Seminary. The Foundation is governed by 11 trustees, five of which are appointed by its sole member, Harold Riley, three of which are appointed by Baylor University and three of which are appointed by Southwestern Baptist Theological Seminary. The trustees appointed by Harold E. Riley include himself, Dottie S. Riley (his wife) and Rick D. Riley (his son). In addition, the Trust documents provide that Mr. Riley may at any time transfer the Class B common stock held by the Trust to the Foundation. It is unclear what, if any, changes would occur to our board, management structure, or corporate operating strategies as a result of different ownership of our Class B common stock. Other than the Class B common stock transfer discussed above, we are not aware of any arrangement, including any pledge by any person, involving our common stock, the operation of which may at a subsequent date result in a change of control of our Company.

Harold E. Riley, at December 31, 2016, owned (both directly and indirectly) 4.9% of the Citizens, Inc. Class A Common Stock in addition to his 100% of the Class B Shares described above.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

A “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) during the Company’s last fiscal year in which the Company (including any of its subsidiaries) was, is or will be a participant, in which the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•	any person who is, or at any time during the year was, a director, nominee for director or an executive officer of the Company;

•	any person who is known to the Company to be the beneficial owner of more than 5% of our outstanding Common Stock;

•	any immediate family member of any of the persons referenced in the preceding two bullets, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, nominee for director, executive officer or more than 5% beneficial owner of our Common Stock, and any person (other than a tenant or employee) sharing the household of such director, director nominee, executive officer or more than 5% beneficial owner of our Common Stock; and

•	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

The Company identifies related persons using known business affiliations, quarterly disclosure meetings and information provided by directors in their annual conflict of interest questionnaires.

We have in place the following process controls to identify and approve transactions with related persons:

•	Management discusses related persons and affiliates as a standing agenda item during each quarterly disclosure meeting. Management requires that any new related person or affiliate transactions or changes to previously identified related party transactions be reported.

•	Potential related and affiliated party transactions are reviewed and analyzed at the affiliated entity/ subsidiary level (within the Citizens holding company structure) and if deemed to be affiliated transactions, those transactions are eliminated for consolidated financial reporting purposes as part of quarterly financial reporting and entry support is provided for each transaction.

•	Each director and officer completes an annual report (Conflict of Interest) that identifies any related person transactions. These forms are reviewed by the Board at the following board meeting. Company officers that provide certifications for quarterly and annual SEC reporting review them as well.

All related persons transactions must be approved by the Audit Committee in accordance with the Audit Committee charter.

When a related person transaction is proposed, the Audit Committee reviews: (1) the related person’s name and relationship to the Company; (2) the person’s interest in the transaction with the Company, including the related person’s position or relationship with, or ownership in, a firm, corporation, or other entity that is a party to or has an interest in the transaction; and (3) the approximate dollar value of the amount involved in the transaction, the nature and business purpose of the transaction and the related party’s interest in the transaction.

Other than the compensation paid to Rick D. Riley as the Company’s former Chief Executive Officer, which is disclosed in the Summary Compensation Table, we are not aware of any transaction, or series of transactions, since January 1, 2016, or any currently proposed transactions to which we or any of our subsidiaries was to be a party, in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, more than 5% shareholder or any member of the immediate family of the foregoing persons had, or will have, a direct or indirect material interest. Certain Riley family members worked for the Company in 2016 for compensation that did not exceed $120,000, including Dottie S. Riley (wife of Harold Riley), who serves as a member of our Board and in Employee Relations, Leeann Riley (wife of Rick Riley) and Lee Riley (grandson of Harold Riley).

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows, as of April 12, 2017, certain information with regard to the beneficial ownership of our common stock:

•	by each of our directors and director nominees,

•	by each of the named executive officers as identified in the Summary Compensation Table found on page 20, and

•	by all of our named executive officers, directors and director nominees as a group.

Unless otherwise specified, the address for each person listed below was Citizens Inc., 400 East Anderson Lane, Austin, Texas 78752.

NAME OF BENEFICIAL OWNER	SHARES OWNER AND NATURE OF OWNERSHIP(1)	PERCENT OF CLASS
Harold E. Riley	2,431,640 Class A(2) 1,001,714 Class B(2)	4.9% 100.0%
Geoffrey M. Kolander	-0- Class A	N/A
Kay E. Osbourn	1,120 Class A	(4)
David S. Jorgensen	1,869 Class A	(4)
Rick D. Riley	480,839 Class A	(3)
E. Dean Gage	3,024 Class A	(4)
Frank Keating	-0- Class A	N/A
Terry S. Maness	-0- Class A	N/A
Dottie S. Riley(5)	419,936 Class A	(4)
Steven F. Shelton	3,039 Class A	(4)
Gerald W. Shields	-0- Class A	N/A
Robert B. Sloan, Jr.	20,479 Class A	(4)
Grant G. Teaff	20,208 Class A	(4)
All executive officers and directors as a group	2,962,218 Class A 1,001,714 Class B	6.0% 100.0%

(1)	Except as otherwise indicated, each person named in the table has sole voting and investment power with respect to all shares beneficially owned.
(2)	Owns 2,011,704 Class A shares directly (4.1%) and his spouse, Dottie S. Riley, owns 419,936 Class A shares. The Harold E. Riley Trust, of which Mr. Riley is the controlling Trustee, owns all of the 1,001,714 issued and outstanding shares of Class B common stock.
(3)	Owns 452,152 Class A shares directly and 28,687 indirectly as trustee for spouse. Mr. Riley resigned from Citizens, Inc. and the Board of Directors on June 24, 2016, having served as Chairman and CEO since January 1, 2016.
(4)	Less than one percent (1%).
(5)	Dottie S. Riley is the wife of Harold E. Riley. The shares stated as owned by Dottie S. Riley are also included in total Class A shares of Harold E. Riley. Mrs. Riley may be deemed the beneficial owner of the Class A shares held of record by Harold E. Riley, as well as shares over which he exercises voting and dispositive powers. She disclaims beneficial ownership of all such shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table lists certain entities known by Citizens, Inc. to own beneficially more than five percent of the outstanding shares of Citizens, Inc. Class A common stock as of April 12, 2017. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

NAME AND ADDRESS	AGGREGATE NUMBER OF SHARES BENEFICIALLY OWNED	PERCENT OF OUTSTANDING SHARES
Galindo, Arias & Lopez (as trustee of four non-U.S. trusts and/or record holder) Ave. Federico Boyd y Calle 51 Este #18 Edificio Scotia Plaza, Piso 9 Panamá City, Panamá	4,398,123 Class A	9.0% (1)

Blackrock, Inc. 55 East 52nd Street New York, NY 10055	3,173,497 Class A	6.5% (2)

(1)	The share numbers and the information in this footnote were obtained from a Schedule 13G/A filed with the SEC on January 24, 2017 by Galindo, Arias & Lopez (“GA&L”), Gala Trust and Management Services, Inc. (“Gala Management”) and GAMASE Insureds Trust (“Gamase” and, collectively with GA&L and Gala Management, the “reporting persons,”). GA&L is the sole owner of Gala Management and Regal Trust (BVI) Ltd. “(Regal), each of which serves as trustee for trusts that hold shares of the Company’s Class A common stock. Gala Management serves as trustee of Gamase, which holds 2,697,997 shares, or 5.5% of the Company’s Class A common stock, and as trustee of an additional trust that holds 264,232 shares of our Class A common stock, making Gala Management the indirect beneficial owner of 2,962,209 shares, or 6.0% of the outstanding Class A common stock. Regal serves a trustee of two trusts, one of which holds 1,194,928 shares of Class common stock and the other of which holds 240,986 shares, making Regal the indirect beneficial owner of 1,435,914 shares, or 2.9% of our Class A common stock. As sole owner of Gala Management and Regal, GA&L may be deemed to beneficially own all shares beneficially owned by them, or a total of 4,398,123 shares representing 9.0% of the Company’s outstanding Class A common stock.
(2)	The information was obtained from a Schedule 13G/A filed by Blackrock, Inc. with the SEC on January 23, 2017 reporting beneficial ownership as of December 31, 2016. Blackrock, Inc. reported that it has sole voting power with respect to 3,070,397 shares of Class A common stock and sole dispositive power with respect to 3,173,497 shares of Class A common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required to furnish the company with copies of all Section 16(a) reports they file.

Based solely upon a review of such reports and amendments furnished to us, we believe that during 2016 all Section 16(a) reports were timely filed.

GOVERNANCE

Our Company has adopted certain corporate governance best practices, including:

•	A majority of independent directors

•	An independent chairman

•	Independent Audit, Compensation and Nominating and Corporate Governance Committees

•	Annual director elections

•	Annual Board and committee self-assessments

•	Annual review of Code of Business Conduct & Ethics for all board members and employees

•	Annual distribution of Insider Trading Policy to all board members and employees

•	Annual Conflict of Interest Questionnaires for board members and officers

Our Company is a “controlled company” under the NYSE rules, because more than 50% of the voting power for election of directors is held by an individual, group or another company. As a “controlled company,” we are exempt from certain corporate governance requirements specified in the following sections of the NYSE Listed Company Manual: (i) Section 303 A.01 - Independent Directors; (ii) Section 303A.04 - Nominating/Corporate Governance Committee; and (iii) Section 303A.05 - Compensation Committee. However, in an effort to establish more rigorous corporate governance practices than required under the NYSE’s controlled company exception, we have voluntarily complied with certain requirements, including having a majority of our Board consist of independent directors under the NYSE rules, and a Compensation Committee and Nominating and Corporate Governance Committee composed entirely of independent directors with a written charters governing their responsibilities.

DIRECTOR INDEPENDENCE

Citizens determines whether a director and nominee to be a director is “independent” in accordance with the NYSE requirements for independent directors (Section 303A of the NYSE’s Listed Company Manual). In order to be considered independent, other than in his or her capacity as a member of the Board of Directors or any board committee, a director may not accept any consulting, advisory or other compensation fees from Citizens, and may not be an affiliated person of Citizens or any subsidiary. In addition to compliance with NYSE independence requirements, the Board applies an additional independence standard that requires an affirmative determination that each independent director has no other material relationship with Citizens or its affiliates or any executive officer of Citizens or his or her affiliates that in the judgment of the Board would impair their effectiveness or independent judgment as a director.

Our Board of Directors has determined that directors Gage, Keating, Maness, Shelton, Shields, Sloan and Teaff are independent as set forth in the NYSE independence requirements. In addition, our Board of Directors has determined each member of the committees of our Board of Directors is independent in compliance with the NYSE independence requirements.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Our business affairs are conducted under the direction of our Board of Directors. The Board of Directors held five (5) meetings during 2016, at which all directors were present for at least 75% of the meetings, with the exception of Harold R. Riley and Dottie S. Riley who missed several meetings due to personal issues. We do not have an attendance policy, although our directors are expected to attend Board meetings and our annual meeting of shareholders. To promote open discussion, the independent directors hold regularly scheduled executive sessions at our Board meetings, in which those directors meet without management participation and with only independent directors present. The director chosen to preside at these sessions rotates among independent directors in accordance with a rotation schedule approved by the Board of Directors.

During 2016, our Board of Directors adopted amended and restated bylaws allowing for the separation of the Chairman and CEO roles, and elected an independent Chairman, a new CEO and a new President of the Company. They also established a Nominating and Corporate Governance Committee and elected its independent chairman and members.

To assist it in carrying out its duties, the Board has delegated certain authority to four separately-designated standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Executive Committee. As stated above, due to our status as a “controlled company” under NYSE rules, we are not required to maintain a Compensation Committee or Nominating Committee; however, we do so as a best practice within our Board structure. The specific functions of our committees are described below:

Audit Committee

Members: Directors Gage, Maness and Sloan

Number of Meetings in 2016: 5

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s financial reporting process;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s internal audit function and independent auditors.

A copy of our Amended and Restated Audit Committee Charter adopted on November 5, 2014 is posted on our website at www.citizensinc.com. The information is also available in print to any shareholder who makes a request. Please send a written request to the Secretary, Citizens, Inc., P. O. Box 149151, Austin, Texas 78714-9151.

See more about the Audit Committee and the Audit Committee Report beginning on page 13.

Compensation Committee

Members: Directors Teaff, Maness and Shelton

Number of meetings in 2016: 3

The Compensation Committee is responsible for:

•	approving and evaluating director and executive officer compensation, plans, policies and programs;

•	reviewing and making recommendations to the Board of Directors with respect to incentive compensation and equity-based plans;

•	reviewing market data to assess the competitive position of the Company’s executive compensation;

•	retaining, in the committee’s sole discretion, a compensation consultant to assist the committee and the Board in evaluating director and executive officer compensation;

•	reviewing, discussing and refining the Compensation Discussion & Analysis (“CD&A”) for inclusion in the Company’s proxy statement; and

•	evaluating the risks and rewards associated with the Company’s compensation policies and practices.

A copy of our Amended and Restated Compensation Committee Charter adopted on November 5, 2014 is posted on our website at www.citizensinc.com. The information is also available in print to any shareholder who makes a request. Please send a written request to the Secretary, Citizens, Inc., P. O. Box 149151, Austin, Texas 78714-9151.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee of an unaffiliated entity that has an executive officer serving as a member of the Board or Compensation Committee.

See more about our Compensation Committee and our CD&A beginning on page 19.

Executive Committee

Members: Directors Gage, Maness and Sloan

Number of Meetings in 2016: 8

Under our bylaws, the Board of Directors may designate an Executive Committee to consist of a majority of independent directors with at least three but not more than five directors representing both classes of common stock, one of whom must be the Chairman of the Board. The Executive Committee may exercise all authority of the Board in the management of the business and affairs of the Corporation, unless restricted by the Colorado Business Corporations Act, our Articles of Incorporation or bylaws, or other applicable law.

Nominating and Corporate Governance Committee

Members: Directors Gage, Shelton and Maness

Number of Meetings in 2016: 1

The purposes and responsibilities of the Nominating and Corporate Governance committee are to:

•	identify, recruit and recommend candidates for our Board of Directors.

•	develop, recommend to the Board and assess corporate governance policies for the Company;

•	oversee the evaluation of the Board of Directors;

•	apprise the Board of corporate governance developments and practices, taking into account the long-term best interests of the Company’s shareholders and the Company’s controlled-company status under NYSE Rules.

When identifying and evaluating nominees for election to the Board, our Nominating and Corporate Governance Committee looks for individuals that are highly qualified in terms of business experience and both willing and expressly interested in serving on the Board. At a minimum, an individual nominated for consideration by the Board should possess personal and professional integrity, sound judgment and forthrightness. Our Board does not have a policy with regard to the consideration of diversity in identifying director nominees. Our Board has a policy to consider properly submitted shareholder recommendations for candidates for a Class A director position, which candidates must satisfy the same criteria as those selected by the Nominating and Corporate Governance Committee. A shareholder wishing to propose a candidate for the Board’s consideration should follow the procedures in our bylaws pertaining to shareholder nominations and proposals.

A copy of our Nominating and Corporate Governance Committee Charter adopted on June 7, 2016 is posted on our website at www.citizensinc.com. The information is also available in print to any shareholder who makes a request. Please send a written request to the Secretary, Citizens, Inc., P. O. Box 149151, Austin, Texas 78714-9151.

BOARD LEADERSHIP STRUCTURE AND RISK OVERSIGHT

During 2016, our Board of Directors adopted amended and restated bylaws allowing for the separation of the Chairman and Chief Executive Officer roles and elected an independent Chairman. These changes provided needed flexibility for the Board to select the appropriate leadership structure for the Company and an effective balance between strong executive leadership and appropriate safeguards and oversight by independent directors. Under the amended and restated bylaws, the Board designates a Chairman from among its members who shall preside at all meetings of the shareholders and the Board. The Board appoints the Chief Executive Officer to have general charge and supervision of the business and affairs of the Company and to perform such other duties as the Board may prescribe from time to time.

Seven of our nine Directors are independent. At each Board meeting, our independent directors meet in executive session without management present. These sessions allow the independent directors to review key decisions and discuss matters in a manner independent of management.

Our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Executive Committee are comprised entirely of independent directors and chaired by independent directors. We do not have a lead independent director.

Effective risk oversight is an important priority for the Board. While it is the job of the CEO and senior management to assess and manage the Company’s risk exposure through its enterprise risk management function (“ERM”), in accordance with NYSE requirements, the Audit Committee of its Board of Directors is charged with discussing guidelines and policies to govern the process by which ERM is handled. The Audit Committee discusses the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

The categories of risk exposures assessed and managed by senior management include, but are not limited to:

•	market risk, including credit, interest rate, equity market and foreign exchange;

•	liquidity and capital requirements of the Company;

•	insurance risks, including those arising out of catastrophes and acts of terrorism;

•	legal and compliance risks;

•	cybersecurity risk; and

•	any other risk that poses a material threat to the strategic viability of the Company.

Although risk oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees beginning on page 10, the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committees’ considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

The Audit Committee meets at least quarterly with our independent public audit firm, our Internal Auditor and our Chief Financial Officer and receives a comprehensive financial report discussing the Company’s risk exposures and the processes in place to monitor and control such exposures.

In addition to the Audit Committee, the Compensation Committee considers the risks and rewards that may be implicated by our executive compensation, philosophy and programs, and the Nominating and Corporate Governance Committee oversees the Company’s governance practices, director succession and committee composition and leadership to manage risks associated with corporate governance.

CODE OF ETHICS

Our Board of Directors has adopted a Code of Business Conduct and Ethics (“Code”), which we have posted on our website located at www.citizensinc.com. You may also obtain a copy of our Code by requesting one copy in writing addressed to Citizens, Inc. at 400 East Anderson Lane, Austin, Texas 78752, Attn: President or General Counsel, or by calling us at 512-837-7100.

Our Code provides general statements of our expectations regarding ethical standards we expect our directors, officers and employees to adhere to while acting on our behalf. Among other things, the Code provides that:

•	We will comply with all laws, rules and regulations.

•	Our directors, officers and employees are to avoid conflicts of interest and are prohibited from competing with us or personally exploiting our corporate opportunities.

•	Our directors, officers and employees are to protect our assets and maintain our confidentiality;

•	We are committed to promoting values of integrity and fair dealing.

•	We are committed to accurately maintaining our accounting records under generally accepted accounting principles and timely filing our periodic reports.

Our Code also contains procedures for our employees to report, anonymously or otherwise, violations of the Code.

ANNUAL CEO CERTIFICATION

The NYSE rules require each listed company CEO to verify each year that he or she is not aware of any violation by the company of NYSE corporate governance listing standards. Accordingly, then Interim CEO Kay E. Osbourn filed her certification with the NYSE on June 30, 2016, and certified, without qualification, that she was not aware of any violation by the Company of NYSE corporate governance listing standards.

AUDIT

AUDIT COMMITTEE

Our Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of our financial management, independent registered public accounting firm and financial reporting procedures.

Committee Membership:

Dr. Terry S. Maness, Chairman

Dr. E. Dean Gage

Dr. Robert B. Sloan, Jr.

Our Class A common stock is listed for trading on the NYSE. Pursuant to NYSE rules, the Audit Committee is comprised of three or more directors as determined by the Board of Directors, each of whom is independent. Our Board of Directors has determined that all of the members of the Audit Committee are independent, as defined in the listing standards of the NYSE and the rules of the SEC.

Our Board of Directors has determined Dr. Terry S. Maness is qualified as an “audit committee financial expert” as that term is defined in the rules of the SEC. Dr. Maness has served as Dean of Baylor University’s Hankamer School of Business since 1997. He previously served as Associate Dean for Undergraduate Programs and as Chairman of the Department of Finance, Insurance and Real Estate. He is the author of five books about financial analysis and financial management, and also a contributing author to various publications, such as Journal of Finance, Journal of Banking and Finance, Journal of Financial Education, Journal of Portfolio Management, Journal of Financial and Quantitative Analysis, Journal of Futures Markets, Journal of Cash Management and Corporate Controller. A Certified Cash Manager (CCM), Dr. Maness frequently serves as a consultant for small business valuations.

Primary Responsibilities:

•	Assists the full Board in fulfilling its oversight responsibilities as they relate to our accounting policies, internal controls, financial reporting practices and legal and regulatory compliance.

•	Responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm (“Independent Auditor”).

•	Monitors the independence and performance of our Independent Auditor and internal auditors.

•	Maintains, through regularly scheduled meetings, a line of communication between the Board and our financial management, any internal auditors and our independent registered public accounting firm.

•	Oversees compliance with our policies for conducting business, including ethical business standards.

•	Oversees our assessment of internal controls as required by the Sarbanes-Oxley Act.

•	Oversees risk management and the Company’s ERM program.

2016 Key Actions:

•	Reviewed the Company’s quarterly and annual results.

•	Reviewed the activities and findings of the Company’s Internal Audit Department.

•	Reviewed its charter.

•	Performed a self-assessment.

•	Met independently with our Independent Auditor and recommended their reappointment.

How the Audit Committee Functions:

Regular audit committee meetings generally take place immediately before a Board meeting to maximize interaction with the Board. The Committee also meets before the Company issues its quarterly and annual financial results. The meetings typically include the CEO and CFO, along with other senior management, and the Internal Auditor.

At each regular Committee meeting, the Committee conducts a review session at which senior management provides briefings on current issues, trends and developments, and is briefed by the Chief Financial Officer on the financial results. Following a report by the Internal Auditor, representatives of our independent registered public accounting firm are invited into the meeting to present their findings. The Committee also meets separately with the accounting firm representatives and/or the lead audit partner upon request. The Committee reports regularly to the Board of Directors.

Appointment of the Independent Registered Public Accounting Firm:

In determining each year whether to reappoint the Independent Auditor or engage another firm, the Audit Committee considers, among other things:

•	the historical and recent performance of the Independent Auditor on the Company’s audit;

•	external data relating to the performance of the Independent Audit firm, including recent Public Company Accounting Oversight Board (PCAOB) reports on the Independent Auditor and its peer firms;

•	the firm’s tenure as our Independent Auditor and its familiarity with our operations;

•	the firm’s capability and expertise in handling the complexity of our operations;

•	the independence of the auditing firm; and

•	the appropriateness of the Independent Auditor’s fees, on both an absolute basis and as compared to its peer firms.

Based on analysis of the above criteria and other considerations, the Audit Committee recommended that Ernst & Young, LLC be reappointed as our independent registered public accounting firm for 2017.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to the Company’s financial statements, financial reporting process, internal controls, internal audit function and annual independent audit. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. In their oversight role, the members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by our management and the independent registered public accounting firm.

Management is responsible for preparing our financial statements and our independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by our management and our independent registered public accounting firm. The Audit Committee is also responsible for establishing procedures to address complaints regarding accounting, internal control or auditing issues, as well as the anonymous submission by employees of concerns regarding accounting or auditing matters. In this context, the Audit Committee routinely meets and holds discussions with management and our independent registered public accounting firm. Management represented to the Audit Committee our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and the Audit Committee has reviewed and discussed the consolidated financial statements with management and our independent registered public accounting firm.

The Audit Committee has discussed with Ernst & Young LLP, our independent registered public accounting firm for our financial statements, the independent registered public accounting firm’s matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication with Those Charged with Corporate Governance, as amended, and applicable SEC Rules. In addition, our independent registered public accounting firm provided to the Audit Committee the written disclosures required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence, and the Committee and our independent registered public accounting firm have discussed their independence from us and our management, including the matters in those written disclosures.

The Committee has discussed with our independent registered public accounting firm its evaluations of our internal accounting controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions with management and our independent registered public accounting firm referred to above, the Audit Committee recommended to the Board of Directors and the Board has approved, the inclusion of the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

Principal Accountant Fees and Services

During 2016 and 2015, the following fees were billed to us by our principal accountants:

AUDIT FEES	2016	2015
Audit Fees	$1,062,652	$747,000
Audit-Related Fees	101,500	1,500
Tax Fees	390,050	178,150
All Other Fees	196,278	15,000

TOTAL	$1,750,480	$941,650

To help assure independence of our independent registered public accounting firm, our Audit Committee has established a policy whereby all audit, review, attest and non-audit engagements of the principal accountant or other firms must be approved in advance by the Audit Committee; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules. This policy is set forth in our Audit Committee Charter. Of the fees shown in the table which were billed by our principal accountants in 2017 and 2016, 100% were approved by the Audit Committee.

AUDIT COMMITTEE

Dr. Terry S. Maness, Chairman

Dr. E. Dean Gage

Dr. Robert B. Sloan, Jr.

COMPENSATION

COMPANY OFFICERS

The following table sets forth certain information concerning our officers as of the record date for the Meeting. Our officers are elected annually by the Board of Directors at the first meeting of the Board following each annual meeting of shareholders:

NAME	AGE	POSITION
Geoffrey M. Kolander(1)	41	Chief Executive Officer
Kay E. Osbourn(2)	50	President
David S. Jorgensen(3)	53	Vice President, Chief Financial Officer and Treasurer
W. Scott Buchholtz(4)	45	Vice President, Human Resources
Terry B. Festervand(5)	64	Vice President, Chief Operations Officer
Amy S. Inman(6)	51	Vice President, General Counsel
Cheri D. Duncan(7)	68	Corporate Secretary

(1)	Geoffrey M. Kolander was elected Chief Executive Officer in November 2016, having served as Senior Vice President, Chief Legal Officer and Corporate Strategy since June 2015. He joined Citizens in 2006 as Vice President and General Counsel of the Company, and was appointed Corporate Secretary in 2007 and Executive Vice President in January 2010. Mr. Kolander is a licensed attorney in Colorado, New York and Texas.
(2)	Kay E. Osbourn was elected President in November 2016 and also served as Interim CEO from June 7 – November 6, 2016. She joined us as Vice President, Internal Audit, in April 2008. On March 23, 2009, she became our Vice President, Treasurer and Chief Financial Officer, and was appointed Executive Vice President in January 2010. She continued her role as Treasurer and Chief Financial Officer until such time as a successor was appointed in the fourth quarter of 2015. Prior to joining us, Ms. Osbourn served as Vice President, Assistant Treasurer and Controller for National Western Life Insurance Company from 2002 to 2008.
(3)	David S. Jorgensen, CPA was elected Vice President, Chief Financial Officer and Treasurer on November 16, 2015. Prior to joining Citizens, he served in various positions with American International Group, Inc. from 2003 to 2015, including Senior Vice President/Controller and Senior Vice President/Financial Reporting - AIG Life & Retirement, Vice President/Controller - VALIC & Western National Life, and Vice President/Financial Reporting - American General Life.
(4)	W. Scott Buchholtz joined the Company in January 2017 as Vice President, Human Resources. Prior to joining Citizens, Mr. Buchholtz was the Human Resources Director for the Railroad Commission of Texas and D&S Community Service. From April 2012 to June 2015, he was Manager of Employee Programs, Compensation and Benefits for the Lower Colorado River Authority.
(5)	Terry B. Festervand joined the Company in February 2017 as Vice President, Chief Operations Officer. She came to us with over 18 years of insurance experience at American International Group, Inc. (“AIG”), where she was at one time the Director of Global Sarbanes Oxley (“SOX”) Compliance (AIG Corporate, New York) and led the development and implementation of a SOX compliance program throughout AIG’s worldwide operations. Ms. Festervand brings Citizens’ team expertise in coordinating public traded company responsibilities with insurance operations, having been an Executive Vice President, Chief Financial Officer at AIG (Advisor Group, Atlanta).

(6)	Amy S. Inman was appointed Vice President, General Counsel in January 2017, having joined Citizens in 2005 and served as Assistant Vice President, Associate General Counsel and Compliance since 2013. Prior to joining Citizens, she served as in-house counsel for several telecommunications and technology companies.
(7)	Cheri D. Duncan was elected Corporate Secretary of Citizens and its subsidiaries in June 2015. She has served as Assistant Corporate Secretary of Citizens’ subsidiaries since 2010 and in various related capacities for Citizens since 2004.

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Compensation Philosophy and Objectives. Historically, as in 2016, Citizens’ compensation philosophy focused on paying only cash compensation to employ and retain qualified people of integrity who took pride in delivering positive results for our business and shareholders. Consistent with this philosophy, Citizens did not include performance-based incentives, equity awards or similar non-cash compensation in its executive compensation packages. This philosophy was established by Citizens’ founder and remained largely unchanged for the last several decades.

In 2016, consistent with the oversight obligations established in its charter, our Compensation Committee undertook a comprehensive review of Citizens’ compensation philosophy, objectives, programs and policies. The Committee engaged a leading independent compensation consulting firm, F.W. Cook & Co., to assist with the evaluation, compared Citizens’ compensation practices to other comparable peer group public companies and evaluated alternatives. This evaluation is discussed in more detail below under “Compensation Comparables” and “Comparative Compensation Analysis.” As a result of this review, the Compensation Committee decided to refine and update its compensation philosophy and completely redesign its compensation program, most of which will become effective in 2017. Going forward, Citizens’ executive compensation program will focus on:

•	Providing competitive total compensation that will attract, retain, engage and motivate high-performing executives;

•	Aligning Citizens’ compensation plans with its short- and long-term business strategies and objectives;

•	Aligning the financial interests of Citizens’ executives with its shareholders through a long-term incentive plan and equity awards; and

•	Instilling a pay for performance culture.

Overview of Compensation Program. Historically, as in 2016, our executive compensation program was simple and straightforward, consisting primarily of a cash salary and a qualified profit-sharing plan, which was provided to all qualified employees. The Compensation Committee established a salary for each senior executive based on long-term corporate objectives, competitive industry practices and each executive officer’s individual contributions. The Compensation Committee sought to ensure executive compensation was reasonable, fair and competitive.    In 2016, the Compensation Committee also awarded cash bonuses to its top three executives in recognition of their commitment and contributions to the Company through a year of transition and the additional duties they had assumed after the departure of Rick Riley in June 2016.

Following its compensation review and input from its independent compensation consultant, the Compensation Committee has implemented several changes to our compensation program for 2017:

•	Structured total compensation based on three principal components – (1) a base salary, (2) an annual incentive bonus opportunity and (3) subject to shareholder approval of the Citizens, Inc. Omnibus Incentive Plan, long-term equity awards. These three components are consistent with the approach taken by many public companies for senior level executives.

•	Entered into employment agreements with its top three executive officers that provide for, among other things, a base salary, an annual target bonus opportunity, a cash retention bonus, and certain payments upon termination of employment triggered by a change of control.

•	Adjusted total compensation levels of our executive officers and non-employee directors to more closely align with the median of Citizens’ Comparable Group.

Compensation Performance Analysis. Our executive team is led by three key executive officers – Geoff Kolander, Chief Executive Officer, Kay Osbourn, President and David Jorgensen, Vice President, Chief Financial Officer and Treasurer. The remainder of our executive officers are employed on an “at-will” basis.

The Compensation Committee conducted a review of the performance of our named executive officers for 2016 and was encouraged by executive management’s demonstrated leadership and commitment to the Company and the shareholders through a time of transition. This review included an evaluation of the progress made towards the attainment of our corporate objectives and the role these individuals played to that end.

Compensation Comparables. As part of its compensation review, the Compensation Committee assessed the competitiveness of Citizens’ compensation program using data compiled by its compensation consultant on a peer group of comparable public companies. This group may differ from peer groups used by shareholder advisory firms. The group, which may be modified from time to time, consists of companies that are generally comparable to us in size, financial profile and scope of operations and, in certain cases, against which we may compete for executive talent. The comparable group data was derived from two survey sources and represented a 50/50 blend of each of Towers Watson General Industry Data, regressed to companies having $250 million in revenues, and Towers Watson Financial Services Data consisting of companies with revenues greater than $300 million (the “Comparable Group”).

Comparative Compensation Analysis. The Compensation Committee generally will aim to provide total compensation around the median for like positions at Comparable Group companies, taking into account Citizens’ assets, revenues, market capitalization and relatively unique business model relative to other companies in the Comparable Group. The overall results of the comparables study provided additional information for the Compensation Committee to consider. The independent consultant’s analysis revealed the amount of base salary and total compensation for our Chief Executive Officer was generally below the median compensation of our Comparable Group. Mr. Kolander’s 2016 salary of $400,000 was below the median CEO base salaries of our Comparable Group and well below the salaries of our two previous CEOs, Harold Riley ($1,000,000) and Rick Riley ($550,000). The Compensation Committee approved, as part of Mr. Kolander’s employment agreement as CEO, a salary increase to $600,000 in 2017, a target bonus opportunity of 70% of his base salary should he meet certain performance requirements established by the Compensation Committee, and a retention award of $600,000 to be paid over two years assuming Mr. Kolander is still employed by the Company. These changes would bring the amount of total compensation for our CEO in 2017 to between the 25th and 50th percentiles of the Comparable Group, which the Compensation Committee, after receiving input from its compensation consultant, believed was appropriate for a recently-appointed CEO. Working with its compensation consultant, the Compensation Committee conducted a similar analysis of the compensation for Kay Osbourn, our President, and David Jorgensen, our CFO and made similar adjustments to their compensation for 2017 to align with the median levels of like positions in the Comparable Group.

The Compensation Committee followed a similar, albeit less elaborate, process with respect to comparing the compensation for our other senior executives. These salaries were not objectively determined, but instead reflect the levels the Compensation Committee concludes were appropriate based upon our compensation philosophy and the experience and tenure of our other senior executives. In addition, the Compensation Committee, in conjunction with senior executive management, performed a review of proposed compensation for all other management personnel.

Non-Employee Director Compensation Changes. In November 2016, the Compensation Committee reviewed the design and competitive positioning of our non-employee director compensation program. Its independent compensation consultant provided a competitive analysis based on compensation benchmarks from industry reports on companies with similar revenues and market capitalization (the “Peer Group”). The reports used by the compensation consultant included the 2015 – 2016 NACD Director Compensation Report, consisting of companies between $50 million and $500 million in revenue, the Frederic W. Cook 2015 Director Compensation Report, consisting of companies with less than $1 billion in market capitalization, and the 2015 BDO 600 Survey of Board Compensation Practices, consisting of companies between $25 million and $325 million in revenue. The analysis took into account our board and committee structure, board leadership structure, number of meetings held during 2016 and data on director compensation at peer companies. The competitive analysis revealed that the total compensation for our non-employee directors was significantly below director compensation in the Peer Group. Based on the analysis and in consideration of the amount and timing of the last adjustment, the Compensation Committee recommended and the Board approved certain changes to the non-employee director compensation program effective November 1, 2016, as reflected in the table above under the caption “Director Compensation.” The changes included increasing the annual board cash retainer from $55,000 to $105,000 annually, while eliminating the $600 fee paid for attendance at each meeting. In addition, directors serving as Chairman or Vice Chairman of the Board, and Directors serving as Chairman of the Audit and Chairman or the Compensation

Committee, receive an additional $10,000 in compensation to recognize their Board leadership roles and additional responsibilities. Taking into account these changes at the time the changes were approved, our total non-employee director compensation, on a “per director” basis and excluding chair retainers, remained below the median level of our Peer Group. In addition, if shareholders approve our Citizens, Inc. Omnibus Incentive Plan, the Compensation Committee may introduce an equity award component of director compensation to more closely align our director’s financial interests with our shareholders.

Role of the Compensation Committee. Our executive compensation program is administered by the Compensation Committee, which is composed entirely of independent directors. The Compensation Committee is responsible for designing our executive compensation program, including each element of the program, and determining and approving total executive remuneration. Each year, the Compensation Committee reviews a competitive analysis and assessment of the compensation provided to executive officers and approves executive compensation based on this review, as well as, for 2017, an evaluation of recommendations presented by its independent compensation consultant. Our CEO does not participate in the Compensation Committee’s deliberations or decisions with regard to his own compensation, and the Compensation Committee’s decisions with respect to our executive officers’ compensation are reviewed and approved by the independent members of the Board of Directors as a group. The Compensation Committee may form and delegate authority to subcommittees but did not determine such action was appropriate under the circumstances in 2016.

Role of the Independent Compensation Consultant. Under its charter, the Compensation Committee is authorized to engage its own independent advisors to assist in carrying out its responsibilities. In September 2016, the Compensation Committee retained F.W. Cook as its independent compensation consultant. F.W. Cook reports directly to the Compensation Committee, and the Compensation Committee oversees the fees paid for F.W. Cook’s services. F.W. Cook provides the Compensation Committee with independent and objective guidance on executive compensation and how our executive compensation program compares to other companies’ executive compensation programs, as well as guidance on market trends, evolving regulatory requirements, executive employment agreements, nonemployee director compensation, peer group composition and other matters as requested by the Compensation Committee. F.W. Cook also provides objective guidance regarding management’s executive compensation recommendations, with the instruction that F.W. Cook is to advise the Compensation Committee independent of management and to provide such advice for the benefit of the Company and its shareholders. F.W. Cook does not provide any consulting services to us beyond its role as a consultant to the Compensation Committee. The Compensation Committee conducted an assessment of the independence of F.W. Cook pursuant to SEC rules and, following that assessment, concluded that no conflict of interest exists that would prevent F.W. Cook from serving as an independent consultant to the Compensation Committee.

“Say-on-Pay” and “Say-on-Frequency.” In 2016, 62.44 % of the votes cast were in favor of the non-binding advisory vote to approve executive compensation. The Compensation Committee took into account these results when considering the changes to its compensation program. At the 2017 shareholders meeting, we will again hold a “Say-on-Pay” vote as well as a “Say-on-Frequency” vote and will consider those voting results in the future.

COMPENSATION COMMITTEE REPORT

The Board of Directors discussed the Compensation Committee’s recommended 2017 compensation and adopted the recommendations as proposed. As reported in our 2016 Proxy Statement, 2016 executive compensation remained largely unchanged for our top named executive officers while the Compensation Committee conducted its compensation review and certain officers assumed new roles during a transition period in the Company’s executive leadership.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s 2016 Annual Report on Form 10-K, which the Board approved unanimously.

COMPENSATION COMMITTEE

Grant G. Teaff, Chairman

Dr. Terry Maness

Steven F. Shelton

NAMED EXECUTIVE OFFICER COMPENSATION

The following table presents the aggregate compensation earned by our principal executive officer, our principal financial officer and our most highly compensated executive officers for 2016. There has been no compensation awarded to, earned by or paid to any employee required to be reported in any table or column in any fiscal year, other than what is set forth in the table below.

SUMMARY COMPENSATION TABLE

Annual Compensation

NAME AND PRINCIPAL POSITION	YEAR	SALARY		BONUS		ALL OTHER COMPENSATION (1)		TOTAL
PEO – PRINCIPAL EXECUTIVE OFFICER		$		$		$		$
Geoffrey M. Kolander, CEO (2)	2016		400,308		150,000		12,731		563,039
	2015		379,173				496		379,669
	2014		340,008				5,574		345,582
PFO – PRINCIPAL FINANCIAL OFFICER
David S. Jorgensen (3),	2016		395,304		100,000		5,295		500,599
Vice President, Chief Financial Officer and Treasurer	2015		43,751				300		44,051

Kay E. Osbourn, President (4)	2016		400,308		150,000		11,580		561,888
	2015		379,173				8,098		387,271
	2014		340,008				9,469		349,477

Rick D. Riley (5)	2016		270,421				32,465		302,886
	2015		539,588				51,383		590,971
	2014		525,000				134,699		659,699

Sidney L. Harp II (6)	2016		285,300				11,044		296,344
	2015		275,004				12,420		287,425
	2014		265,008				15,272		280,280

Robert E. Rainey (7)	2016		257,298				20,843		278,141
	2015		285,000				18,024		303,024
	2014		255,000				82,596		337,596

Sarah C. Morris (8)	2016		210,300				25,477		235,777
	2015		204,000				71,244		275,244
	2014		192,000				94,514		286,515

(1)	This amount includes a de minimis Christmas gift and any applicable allocation of a Company contribution to its qualified 401(k) Retirement and Profit Sharing Plan (the “Plan”), along with allocated amounts from forfeitures and investment earnings from the Plan. In 2016, it also includes reimbursement for cell phone usage, and prior to 2016, it included payment for unused vacation exceeding ten days. For Rick D. Riley, this amount includes $6,485 for personal use of a Company-owned automobile. The amounts reported for personal use of Company-owned assets are based on the incremental cost to the Company of providing the benefit.
(2)	Geoffrey M. Kolander became Chief Executive Officer effective November 1, 2016.
(3)	David S. Jorgensen became Vice President, Chief Financial Officer and Treasurer on November 16, 2015.

(4)	Kay E. Osbourn became President and served as Interim CEO from June 7, 2016 through November 6, 2016.
(5)	Rick D. Riley became Chairman and Chief Executive Officer of the Company on June 2, 2015, having previously served as Vice Chairman and President. Effective June 7, 2016, Mr. Riley was replaced by Dr. Robert B. Sloan, Jr. as Chairman and Kay E. Osbourn as President and Interim CEO. Mr. Riley subsequently resigned from Citizens, Inc. and the Board on June 24, 2016.
(6)	Sidney L. Harp II serves as President of our Home Service Marketing Division.
(7)	Robert E. Rainey, Jr. served as Vice President, Information Technology in our life insurance subsidiaries and President of Computing Technology, Inc., a non-life subsidiary, until his departure from the Company on August 15, 2016.
(8)	Sarah C. Morris served as Executive Vice President and Chief Operations Officer of our insurance subsidiaries until her retirement on December 31, 2016.

Our employees are covered under our qualified 401(k) Retirement and Profit Sharing Plan (the “Plan”) unless the subsidiary they are operating under has not adopted the Plan. Under the terms of the Plan, eligible employees who have completed one year of service are qualified to participate. Employees are always 100% vested in their contributions and investment earnings from those contributions, and vesting of the employer match and profit sharing contributions begins following completion of two years of service until employees become fully vested after six years of service. Profit sharing contributions are discretionary and are determined by the Board of Directors based on the profitability of the Company. No Company contribution was made in fiscal years 2014 or 2015.

EXECUTIVE EMPLOYMENT AGREEMENTS

On January 16, 2017, we entered into employment agreements (individually, an “Employment Agreement,” and together, the “Employment Agreements”) with three of our executive officers – Geoffrey M. Kolander, Chief Executive Officer, Kay E. Osbourn, President and David S. Jorgensen, Vice President, Chief Financial Officer and Treasurer (individually, an “Executive” and together, the “Executives”). The Company entered into the Employment Agreements following a comprehensive review of the Company’s executive compensation program by the Compensation Committee as described in “Compensation Disclosure and Analysis.” The Employment Agreements generally have similar terms, except for certain differences described herein. Copies of the Employment Agreements were filed as exhibits to our Current Report on Form 8-K, dated January 17, 2017 and are incorporated by reference into exhibits to our Annual Report on Form 10-K for the year ended December 31, 2016.

Term. Each Employment Agreement has an initial term of four (4) years and will automatically renew on each anniversary of the effective date unless either Citizens or the Executive provides at least 90 days’ notice not to renew.

Base Salary. The Employment Agreements establish a base annual salary of $600,000 for Mr. Kolander, $450,000 for Ms. Osbourn, and $350,000 for Mr. Jorgensen.

Target Bonus Opportunity and Retention Awards. Each Executive will be eligible to receive an annual cash bonus based on a target bonus opportunity of 70% of base salary for Mr. Kolander, 60% of base salary for Ms. Osbourn and 40% of base salary for Mr. Jorgensen. The amount of the actual cash bonus awarded each year will be based on the achievement of annual performance objectives to be established by the Board and Compensation Committee. The amount of the actual bonus that the Executive may receive could be below, at or above each Executive’s target amount. In addition, each Executive is eligible to receive a cash retention bonus. The retention bonuses ($600,000 for Mr. Kolander and Ms. Osbourn and $400,000 for Mr. Jorgensen) are payable in two equal installments on or within 15 days of December 15, 2018 and December 15, 2019, subject to the Executive’s continued employment on the applicable payment date.

Benefits. Each Executive is eligible to participate in all employee benefit plans and programs available generally to other similarly-situated executives of Citizens, and Citizens will maintain customary liability insurance for the Executives.

Death or Disability. If an Executive’s employment is terminated due to the Executive’s death or disability, the Executive will be entitled to receive the following payments in equal installments over the twelve (12) month period following the date of termination, referred to as the Severance Period: accrued but unpaid salary, accrued but unused paid time out, any earned but unpaid annual bonus for the prior fiscal year, a pro-rated annual bonus for the year of termination based on the degree to which performance metrics for the fiscal year are attained, and the unpaid portion of any retention award.

Payments upon a Termination without Cause or for Good Reason – No Change in Control. Upon a termination by Citizens without Cause (defined below) or the Executive’s voluntary termination with Good Reason (defined below), in each case, other than within the ninety (90) day period prior to the consummation of a Change in Control (defined below) or within one (1) year following a Change in Control, each Executive is entitled to the death and disability benefits described above, an amount equal to a certain number of months of base salary (twenty-four (24) months base salary for Mr. Kolander and eighteen (18) months for Ms. Osbourn and Mr. Jorgensen) payable over twelve (12) months and an amount intended to approximate the value of the Company’s subsidy of the cost of the Executive’s participation in the Company’s group health care plan.

Payments upon a Termination without Cause or for Good Reason – Change in Control. Upon a termination by Citizens without Cause or the Executive’s voluntary termination with Good Reason, in each case, within the ninety (90) day period prior to the consummation of a Change in Control or within one (1) year following a Change in Control, each Executive is entitled to the payments and benefits described above for a termination not in connection with a Change in Control, but the severance multiple will be two and one-half (2.5) times the sum of the base salary and annual bonus for Mr. Kolander and Mrs. Osbourn, and two (2) times the sum of base salary and annual bonus for Mr. Jorgensen, payable in equal installments over the Severance Period.

Good Reason. The Employment Agreements define “Good Reason” generally to mean:

•	the Company’s failure to pay earned compensation when due and payable;

•	a material diminution in the Executive’s position, duties, or responsibilities, including, without limitation, the Company’s failure to reappoint the Executive to their titled position;

•	the Company’s material breach of any other material provision of the Employment Agreement; or

•	a change of the Executive’s principal place of employment to a location more than fifty (50) miles from such principal place of employment as of the Effective Date.

Cause. The Employment Agreements define “Cause” generally to mean:

•	the continued failure by the Executive to perform the material responsibilities and duties under this Agreement;

•	the engaging by the Executive in willful or reckless conduct, if such conduct is done or omitted to be done by the Executive not in good faith, and is materially injurious to the Company monetarily or otherwise;

•	the Executive’s conviction of, or pleading of guilty or nolo contendere to, a felony;

•	the commission or omission of any act by the Executive that is materially detrimental to the best interests of the Company and that constitutes common law fraud or a violation of applicable law; or

•	the Executive’s breach of any material provision of the Employment Agreement (including the Restrictive Covenants).

Change in Control. The Employment Agreements define a “Change in Control” generally to mean:

•	the dissolution or liquidation of the Company;

•	the merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity or immediately following which the persons or entities who were beneficial owners (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities of the Company immediately prior thereto cease to beneficially own more than fifty percent (50%) of the voting securities of the surviving entity immediately thereafter;

•	a sale of all or substantially all of the assets of the Company to another person or entity;

•	the transfer of at least a majority of the Company’s Class B Common Stock from the Harold E. Riley Trust to an individual other than Harold E. Riley, an entity not beneficially owned by Harold E. Riley or a trust not controlled by Harold E. Riley;

•	the exercise of a power of attorney granted by Harold E. Riley over the Company’s Class B Common Stock;

•	any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) that results in any person or entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (other than persons who are shareholders or affiliates immediately prior to the transaction) owning thirty percent (30%) or more of the combined voting power of all classes of shares of the Company; or

•	individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for trustee, without written objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than the Board.

Restrictive Covenants. The Employment Agreements also include restrictive covenants with respect to confidentiality, intellectual property, non-disparagement, non-competition and non-solicitation. With respect to the non-competition and non-solicitation covenants, the Executives agreed for a period during the term of the Employment agreements and twelve months thereafter not to in any way, directly or indirectly, for the Executive or on behalf of or in conjunction with any other person or entity, (a) solicit, divert, take away, or attempt to take away any of the Company’s customers or the business or patronage of any such customers with whom the Executive had direct or indirect contact while employed by the Company; (b) solicit, entice, or recruit any of the Company’s employees for another entity or business, provided that public job postings shall not be deemed to violate this provision; or (c) participate in any activities that are the same or similar in function or purpose to those Executive provided, managed, or supervised as an employee of the Company under the Employment Agreements on behalf of a Competing Business of the Company, which is defined in the Employment Agreements as National Western Life Insurance Company, Pan American Life Insurance Company and BMI (Best Meridian Life).

DIRECTOR COMPENSATION

The following table sets forth all compensation we paid to our directors in 2016.

NAME OF DIRECTOR	FEES EARNED OR PAID IN CASH ($)
Harold E. Riley	$0
Rick D. Riley	$0
Dottie S. Riley	$0
Dr. E. Dean Gage	$68,000.08
Dr. Terry S. Maness	$68,000.08
Steven F. Shelton	$63,933.40
Dr. Robert B. Sloan, Jr.	$66,200.08
Grant G. Teaff	$65,600.08
Timothy T. Timmerman	$30,991.71

From January through October 2016, we paid $55,000 annual compensation per year to all non-employee Directors, plus $600 for committee meetings and an educational reimbursement of $5,000 per calendar year. These director compensation levels had remained unchanged since June 1, 2015.

In 2016, after a review with the assistance of an independent compensation consultant as described in “Compensation Disclosure and Analysis – Non-Employee Director Compensation Changes,” the Compensation Committee approved certain changes to director compensation going forward. Effective November 1, 2016, each non-employee director receives $105,000 annual compensation per year, plus an educational reimbursement allotment not to exceed $5,000 per calendar year. Directors serving as Chairman or Vice Chairman of the Board, and Directors serving as Chairman of the Audit and Chairman or the Compensation Committee, receive an additional $10,000 in compensation to recognize their Board leadership roles and additional responsibilities. Directors who are also our employees receive no separate or additional compensation for service on the Board or its committees, but rather receive compensation only in connection with their employment by us. No other compensation, such as stock options or profit sharing, is paid to our outside directors.

PROPOSALS

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Class A nominees receiving the highest number of votes cast by Class A shareholders in their favor will be elected to the Board of Directors. Cumulative voting in the election of directors is not permitted. If for any reason any nominee herein named is not a candidate when the election takes place (which is not expected), the proxy will be voted for the election of a substitute nominee at the discretion of the persons named in the proxy.

Listed below are the persons who have been nominated for election as Class A directors to serve for one year until the next annual meeting of shareholders, or until their respective successors are duly elected and qualified. Class A shareholders will vote on the nominees indicated below for election by Class A shareholders.

Nominees for Election by Class A Shareholders

NAME	AGE	PRINCIPAL OCCUPATION	DIRECTOR SINCE
Dr. E. Dean Gage	74	Retired University executive; Former President & Provost Emeritus, Texas A&M University, College Station, TX	2000

Francis A. “Frank” Keating II	73	Partner, Holland & Knight law firm, former governor of Oklahoma, Oklahoma City, OK	2017

Steven F. Shelton	61	Farmer/Rancher Principal owner of Prairie Wind Energy, Lamar, CO	1993

Dr. Robert B. Sloan, Jr.	68	President and Chief Executive Officer Houston Baptist University, Houston, TX	2007

The biographies of each Class A director nominee are below and contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, as well as the experience, qualifications, attributes or skills that caused the Board to determine the person should serve as a director of the Company.

Dr. E. Dean Gage, Retired University executive, 2009 to present; Executive Director and Bridges Endowed Chair, Center for Executive Leadership, Texas A&M University, College Station, Texas, 2001 to 2009; President and CEO of Men’s Leadership Ministries, Dallas, Texas, 1996 to 2001; Executive Director of Center for Executive Leadership, Mays School of Business, Texas A&M University, College Station, Texas, 1994 to 1996; President, Texas A&M University, College Station, Texas, 1993 to 1994; Executive Vice President and Provost, Texas A&M University, College Station, Texas, 1989 to 1993.

Dr. Gage has substantial executive leadership expertise stemming from his executive roles at one of the largest public universities in America. Dr. Gage’s extensive background in education, finance and administration provides our Board with leadership and consensus building skills on a variety of matters, including governance and executive decision making.

Francis Anthony “Frank” Keating II, Partner, Holland & Knight from 2016 to present; President and CEO of the American Bankers Association, 2011 to 2015; President and CEO of the American Council of Life Insurers, 2003 to 2011; Governor of Oklahoma, 1995 to 2003.

Gov. Keating has held significant leadership positions in both the public and private sectors, which make him a valuable addition to our Board. In addition to serving as Governor of Oklahoma, his impressive career includes serving as President and CEO of the American Council of Life Insurers, the trade association for the life insurance and retirement security industry. He also has served as assistant secretary of the Treasury and associate attorney general under President Ronald Reagan. He was later general counsel and acting deputy secretary for the Department of Housing and Urban Development (“HUD”) under President George H.W. Bush. During his tenure at the Treasury Department and HUD, he worked on significant issues affecting the banking, insurance and the financial services industries. His law enforcement career included serving as the U.S. attorney for the Northern District of Oklahoma and as an FBI agent.

Gov. Keating’s current board service includes Bank First, March 2016 to present and Hall Capital, March 2016 to present. He also served on the board of Stewart Information Services from 2006 to January 2017, where he chaired the Nominations and Corporate Governance Committee.

Steven F. Shelton, Rancher/Farmer from 1974 to present; Director, First Centennial Corporation, from January to October 1989 and August 1990 to 1992. Principal owner of Shelton Property Investments; Principal owner of Prairie Wind Energy, a wind energy development company formed in 2004; Owner and president of Five S, Inc., a farming and ranching corporation formed in 1986; Secretary/Treasurer of Prowers County Soil Conservation Board, January 2007 to present; Judicial Nominating Board for Fifteenth Judicial District of Colorado.

Mr. Shelton’s independent business experience and practical approach to business challenges have made him a valued contributor to our Board for more than two decades of service. Mr. Shelton’s appreciation of the practical aspects of operating a business provides our Board with a valuable resource as it manages through the current economic environment and plans for the future.

Dr. Robert B. Sloan, Jr., President and Chief Executive Officer, Houston Baptist University from 2006 to present; Chancellor, Baylor University, 2005 to 2006; President and Chief Executive Officer, Baylor University from 1995 to 2005.

Dr. Sloan has served as CEO of two major academic institutions and has valuable insight into organizational structure, executive decision-making, financial operations and leadership. His executive management skills and extensive experience with organization strategy and governance provide invaluable insight and guidance to our Board’s oversight function.

Your Board of Directors Recommends a Vote FOR the election of each Class A Nominee. Proxies solicited by the Board of Directors will be voted FOR the nominees as indicated above unless instructions are given to the contrary.

Class B nominees receiving the highest number of votes cast by Class B shareholders in their favor will be elected to the Board of Directors. Harold E. Riley has advised us that he intends to vote all of his Class A shares in favor of the Class A nominees and all of the Class B shares held by the Harold E. Riley Trust in favor of the Class B nominees. The Class B nominees will be elected as directors upon the affirmative vote of the sole Class B shareholder, Harold E. Riley as Trustee of the Harold E. Riley Trust.

Listed below are the persons who have been nominated for election as Class B directors by our sole Class B shareholder, Harold E. Riley. Class B directors will serve for one year until the next annual meeting of shareholders, or until their respective successors are duly elected and qualified.

Nominees for Election by Class B Shareholders

NAME	AGE	PRINCIPAL OCCUPATION	DIRECTOR SINCE
Harold E. Riley**	88	Chairman Emeritus Austin, TX	1987

Terry S. Maness	68	Dean, Hankamer School of Business, Baylor University Waco, TX	2011

Dottie S. Riley**	81	Employee Relations for the Company Austin, TX	2008

Gerald W. Shields	59	Chief Information Officer, FirstCare Health Plans Austin, TX	2017

Grant G. Teaff	83	Executive Director Emeritus, American Football Coaches Association Waco, TX	2004

**	Harold E. Riley is the husband of Dottie S. Riley. There are no other family relationships between or among the nominees to our Board and our executive officers.

The biographies of each Class B director nominees are below and contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, as well as the experience, qualifications, attributes or skills that caused the Board to determine the person should serve as a director of the Company.

Harold E. Riley, Founder, controlling stockholder; Chairman Emeritus, and Chairman of the Board and CEO from 1969 to June 2015.

Mr. Riley has more than 50 years’ experience in the life insurance business, almost exclusively in top management positions, and has directly led the building of three life insurance companies. He has been responsible for the acquisition of more than 30 life insurance companies and designed marketing programs that have produced millions of dollars of guaranteed cash value whole life insurance. He is our founder and Trustee of the Harold E. Riley Trust, the sole Class B “controlling shareholder.” He started our Company (through a predecessor company) with $2.5 million of personal funds and has built it to over $1.6 billion of assets and close to $4.5 billion of insurance in-force. Mr. Riley’s leadership and intimate knowledge of our unique corporate structure and our operations, provide our Board with industry-specific experience, expertise and leadership.

Dr. Terry S. Maness, Dean of Baylor University’s Hankamer School of Business since 1997; Acting Dean, Baylor University, 1996 to 1997; owner of Business Value Consultants, 1989 to present; previously served as Associate Dean for Undergraduate Programs and as Chairman of the Department of Finance, Insurance and Real Estate, Baylor University.

Dr. Maness’ background as Dean of one of America’s leading business schools brings another strong academic presence to our board. He has operated effectively at the highest levels in the academic and business community.    He is the author of five books about financial analysis and financial management, and also a contributing author to various publications, such as Journal of Finance, Journal of Banking and Finance, Journal of Financial Education, Journal of Portfolio Management, Journal of Financial and Quantitative Analysis, Journal of Futures Markets, Journal of Cash Management and Corporate Controller.

Dr. Maness currently serves on three non-public boards, including Baylor Scott & White-Hillcrest since 2009; Brazos Higher Education Service Corp since 2009; and Extraco Bank since 2007.

Dottie S. Riley, Employee Relations; various positions within the Company since 1997, including Human Resources and Vice President, Administrative Services. Previously, Mrs. Riley was employed by University Savings Bank / Nations Bank in Austin, Texas from 1972 to 1991, where she served as Vice President for several years.

Mrs. Riley has operated in the client and employee relations areas of financial companies for well over thirty years. She brings a customer-centric perspective to our Board, as well as a deep understanding of our Company’s business, history and operations.

Gerald W. Shields, FLMI, Chief Information Officer, FirstCare Health Plans since 2015; Director, IT Practice, Robert E. Nolan Company, Inc., 2011 to present; Senior Vice President and Chief Information Officer, AFLAC, Inc., 2002-2011.

Mr. Shields has more than 30 years’ experience in health insurance management, as well as professional certifications from Harvard University’s Kennedy School of Government, MIT’s Chief Network Officers Program, and Aubrey Daniels International. He has been named twice in CIO Magazine’s Top 100 CIOs of the Year, and has also been the recipient of ComputerWorld’s Top 100 CIO Award. Mr. Shields’ significant technology and insurance experience are instrumental to the Board’s oversight as Citizens advances its strategic technology objectives.

Mr. Shields served on the board of trustees for Shorter University from 2008 to 2015.

Grant G. Teaff, Executive Director Emeritus, American Football Coaches Association from 1994 to present; Author: “I Believe,” “Winning,” “Seasons of Glory,” “Coaching in the Classroom” and “Grant Teaff with Master Coaches’; 30 years as a head college football coach, 21 of which were spent as the head football coach at Baylor University.

Mr. Teaff is a highly acclaimed speaker on business leadership and integrity. He brings our Company extensive organizational leadership experience from his tenure as a college football coach and his role as Executive Director of the American Football Coaches Association. His management skills and extensive experience with team development and motivational inspiration provide the Board with a valuable resource for business management and planning corporate strategy.

PROPOSAL NO. 2

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), the Board of Directors provides shareholders with the opportunity to cast an annual advisory vote on the compensation of the Company’s Named Executive Officers. This non-binding advisory shareholder vote, commonly known as “Say-on-Pay,” gives you, as a shareholder, the opportunity to endorse or not endorse our executive compensation program and policies, as explained in our Compensation Discussion & Analysis beginning on page 17 and in our Summary Compensation Table on page 20. The Compensation Committee and the Board of Directors have made significant changes to the executive compensation program in 2016 to align compensation competitively with the Company’s peers and to enhance the link between pay and performance.

Because your vote is advisory, it will not be binding upon the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive pay. Accordingly, we are providing you the opportunity to cast a non-binding advisory vote on the compensation of the Company’s Named Executive Officers contained in this proxy, through the following resolution:

RESOLVED, that the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the related disclosures contained in this Proxy Statement is hereby APPROVED.

Proposal No. 2 will be approved if the votes cast FOR the proposal exceed the votes cast AGAINST it. Abstentions and broker non-votes will be disregarded and have no impact on the vote, other than for establishing a quorum.

Your Board of Directors recommends that you vote FOR the compensation of our named executive officers, as disclosed in this proxy statement.

PROPOSAL NO. 3

NON-BINDING ADVISORY RESOLUTION REGARDING

THE FREQUENCY OF THE ADVISORY VOTE ON COMPENSATION

OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Your Board of Directors is also providing shareholders with the opportunity to cast an advisory vote on how often you believe the Company should include a “Say-on-Pay” advisory vote on executive compensation in our proxy statement, commonly referred to as “Say-on-Frequency.” The voting options are to hold the “Say-on-Pay” vote every year, every two years, or every three years, or to abstain from voting. While our Board of Directors intends to carefully consider the shareholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature. The Compensation Committee and the Board of Directors value the opinion of shareholders on executive compensation and believe this annual vote provides a valuable tool for shareholder engagement and accountability. The Company has held an annual “Say-on-Pay” vote every year since [2011]. This advisory gives you as a shareholder the opportunity to advise the Board as to the frequency of shareholder votes on executive compensation through the following resolution:

RESOLVED, that the shareholders advise the Company to have a non-binding advisory vote on the compensation of the Company’s named executive officers pursuant to Section 14A of the Securities Exchange Act every:

•	year

•	two years; or

•	three years.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO HOLD A NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Our Audit Committee Charter provides the Audit Committee shall have the sole authority and responsibility to select, evaluate and, if necessary, replace our independent registered public accounting firm.

Our Audit Committee has retained Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2017.

We are requesting our shareholders ratify the appointment of Ernst & Young LLP by our Audit Committee as our independent registered public accounting firm for the fiscal year ending December 31, 2017. If the shareholders do not ratify this appointment, the Audit Committee will consider such results and determine whether to recommend and appoint a different independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2017.

One or more members of the firm of Ernst & Young LLP are expected to attend the Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions.

Proposal No. 3 will be approved if the votes cast FOR the proposal exceed the votes cast AGAINST it. Abstentions and broker non-votes will be disregarded and have no impact on the vote, other than for establishing a quorum.

The Board recommends a vote FOR Proposal No. 4.

PROPOSAL NO. 5

APPROVAL OF CITIZENS, INC. OMNIBUS INCENTIVE PLAN

On April 21, 2017, the Compensation Committee recommended to the Board of Directors that it adopt The Citizens, Inc. Omnibus Incentive Plan (the “Incentive Plan”). On April 25, 2017, the Board of Directors adopted the Incentive Plan, subject to shareholder approval at the 2017 annual shareholders meeting. If approved, the Incentive Plan will become effective as of June 6, 2017 (the “Effective Date”).

You may vote “FOR” or “AGAINST” the proposal or “ABSTAIN” from voting. Under NYSE rules and guidance applicable to shareholder approval of equity compensation plans, the minimum vote required for approval of Proposal No. 5 is approval of a majority of votes cast, which means the number of votes cast “FOR” the proposal must exceed the aggregate of votes cast “AGAINST” the proposal plus abstentions. Broker non-votes will have no impact on the vote.

The material features of the Incentive Plan are summarized below, which summary is qualified in its entirety by reference to the text of the Incentive Plan which is included in Appendix A to this proxy statement. A copy of the Incentive Plan is available on our website at www.citizensinc.com and the SEC website at www.sec.gov, where it is an appendix to the electronic version of this proxy statement. We will provide shareholders with a copy of the Incentive Plan without charge if you call (800) 880-5044 and ask for Investor Relations or email PR@citizensinc.com. Copies also will be available at the 2017 annual shareholders meeting.

Purpose

Unlike many publicly traded companies, Citizens has never adopted a shareholder-approved equity compensation plan or issued equity compensation to directors, officers or employees through a shareholder-approved plan. As discussed in the Compensation Discussion and Analysis beginning on page 17, long-term equity compensation is an important component of the Company’s newly redesigned compensation program that will more closely align the financial interests of our directors and executive officers with our shareholders. The Incentive Plan is intended to:

•	recognize the contributions made to the Company by its employees, directors, consultants and advisors,

•	incentivize plan participants to devote themselves to the future success of the Company;

•	improve our ability to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depend; and

•	provide plan participants with an opportunity to acquire or increase their proprietary interest in the Company.

The Board believes the Company is at a competitive disadvantage with other publicly traded companies that offer equity compensation as part of their overall director and officer compensation programs. The Incentive Plan will give us an additional flexible tool to attract, retain and compete for highly-qualified talent by offering a competitive equity compensation program that is more consistent with our industry and market peers.

Highlights

The Incentive Plan provides for grants of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, dividend equivalent rights and certain performance-based cash and stock awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance targets established by the Compensation Committee for purposes of the Incentive Plan.

In preparing the Incentive Plan, the Company has taken into consideration current best practices with respect to equity-based compensation plans. In this regard, the Incentive Plan:

•	prohibits the repricing or cash buyout of stock options and SARs without shareholder approval;

•	prohibits the grant of stock options and SARs with discounted exercise prices;

•	does not allow for distribution of dividends or dividend equivalents on any unearned shares;

•	does not provide for excise tax gross-ups;

•	does not allow for the transfer of equity awards, except by will or laws of descent and distribution;

•	includes, as a general rule, double-trigger vesting following a Change of Control; and

•	will be administered by a committee made up entirely of independent directors.

Administration

The Incentive Plan will be administered by the Compensation Committee. The Compensation Committee must be comprised of at least two independent members of the Board, each of whom qualify as a “non-employee director” as defined in Rule 16b-3 of the Securities Exchange Act of 1034, an “outside director” as defined in Section 162(m) of the Internal Revenue Code, and an “independent” director under NYSE Listing Rules. The Compensation Committee is authorized to interpret the Incentive Plan, to determine the participants who are eligible to receive awards, to determine the types of awards to be granted and the number of shares subject to the awards, to approve the form and terms and conditions of each award, and to make all other determinations necessary or advisable for the administration of the Incentive Plan, to the extent they are not inconsistent with the Incentive Plan.

The Board may establish more than one committee to administer the Incentive Plan with respect to separate classes of award recipients, and the Board itself shall act as the administering committee with respect to options or awards made to non-employee members of the Board.

Eligibility

All employees (including employee directors), directors, consultants and advisors of the Company or its affiliates are eligible to receive awards under the Incentive Plan. Only employees of the Company or its affiliates are eligible to receive incentive stock options. As of April 12, 2017, there were 4 named executive officers, 7 non-employee directors, and approximately 50 employees of the Company and its subsidiaries who would be eligible to participate in the Incentive Plan. However, at the present time, the Company has not determined who will receive awards under the Incentive Plan or how they will be allocated.

Limitations on Shares Available and Awards

The maximum aggregate number of shares of Class A common stock (“Common Stock”) that will be reserved and available for awards under the Incentive Plan is 3,000,000. The Compensation Committee has not established specific grant targets but generally believes that this amount will provide sufficient shares for our equity compensation programs for at least the next 3 years.

The maximum number of shares that may be granted to any single employee in any fiscal year is limited to 500,000 shares for options and SARs and 300,000 shares for performance stock awards (excluding options and SARs). For incentive stock options, the aggregate fair market value of the shares (determined at the time the incentive stock option is granted) with respect to which an incentive stock option is exercisable for the first time by the grantee during any calendar year (under all incentive stock option plans of the Company or its affiliates) may not exceed $100,000. No grantee shall receive a performance cash award during any fiscal year for more than $4,000,000.

For non-employee directors, the fair value of options and awards granted to any non-employee director during any one calendar year, along with cash compensation paid to such non-employee director in respect of such director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $300,000.

The shares shall be issued from authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company. Shares subject to Options or SARs that terminate or expire unexercised, or are cancelled, forfeited or cash-settled, will become available for future award grants under the Incentive Plan. Shares subject to an option or stock-settled SAR that are withheld for payment of purchase price, as a means of paying the exercise price, or for tax withholding requirements will be treated as granted and be unavailable for future awards. Shares subject to a full-value award (i.e., an equity-based award other than an option or SAR) that are canceled, forfeited or cash-settled, not actually issued to the grantee at the time the award is exercised or settled, or are withheld for tax withholding requirements will become available again for future award grants.

The maximum aggregate number of shares available under the Incentive Plan, the limitations on individual awards and the option price for each related outstanding option or SAR may be subject to adjustment as described in “Adjustments” below.

As of April 19, 2017, the closing price of our Common Stock on the NYSE was $6.25.

Types of Awards Available

The following types of awards may be granted pursuant to the Incentive Plan: non-qualified stock options, incentive stock options, SARs, restricted stock, restricted stock units, dividend equivalent rights, performance stock awards and performance cash awards. All awards must be evidenced by an award document in a form approved by the Compensation Committee.

Stock Options. Stock options give the holder the right to purchase shares of Common Stock at a specified price during specified time periods. Stock options granted under the Incentive Plan may be non-qualified stock options, incentive stock options or a combination thereof, except that stock options granted to any person who is not an employee of the Company must be non-qualified stock options. A non-qualified stock option is an award in the form of an option to purchase shares of Common Stock. An incentive stock option is an award in the form of an option to purchase shares of Common Stock that is intended to comply with the requirements of Internal Revenue Code Section 422. The exercise price of all options granted under the Incentive Plan must be at least 100% of the fair market value of Common Stock on the date of grant. No option may be exercised more than ten years from the date of grant. Holders of stock options have no rights as a shareholder unless and until the holder has exercised the option and acquired the shares.

Stock Appreciation Rights. SARs give the holder the right to receive cash or Common Stock in an amount equal to the appreciation in the value of the Common Stock over a base price established in the award. Appreciation is calculated as the excess of (i) the fair market value of a share of Common Stock on the date of exercise over (ii) the base value fixed by the Compensation Committee on the grant date, which may not be less than the fair market value of a share of Common Stock on the grant date. No SAR may be exercised more than ten (10) years following the grant date. Holders of SARs have no rights as shareholders.

Restricted Stock. A restricted stock award gives the participant the right to receive a specified number of shares of Common Stock in the future. Restrictions limit the participant’s ability to transfer the stock and subject the stock to a substantial risk of forfeiture until specific conditions or goals are met. The restrictions are typically time-based and/or performance based and lapse in accordance with a schedule or other conditions as determined by the Compensation Committee. Unless otherwise provided in an award document, holders of restricted stock shall have the right to vote their shares. However, the holder shall not be entitled to receive any dividends declared or paid with respect to such shares until such time as the restricted stock becomes vested. As a general rule, if a participant’s employment is terminated when the restricted stock is subject to restrictions, the participant forfeits the unvested restricted stock.

Restricted Stock Units. A restricted stock unit award gives the participant the right to receive Common Stock, or a cash payment equal to the fair market value of Common Stock (determined as of a specified date), in the future, subject to certain restrictions and a risk of forfeiture. The restrictions typically involve the achievement of specified performance targets and/or the continued employment or service of the participant until a specified date. Participants holding restricted stock units have no rights as a shareholder with respect to the shares of stock subject to their restricted stock unit award prior to the issuance of such shares pursuant to the award. Generally, if a participant’s employment is terminated when the restricted stock units are subject to restrictions, the participant forfeits the unvested restricted stock units.

Dividend Equivalent Rights. A dividend equivalent right entitles the grantee to receive credits based on cash distributions that would have been paid on the shares of Common Stock had the shares been issued to and held by the grantee on a particular dividend record date. No dividend equivalent right may be granted in connection with a stock option or SAR. Dividend equivalents credited to the holder of a dividend equivalent right may be deemed reinvested in additional shares of Common Stock, which may thereafter accrue additional equivalents, or may be treated as a cumulative right to the cash amount of such dividends. Any reinvestment of deemed dividends in shares of Common Stock shall be at fair market value on the date of the deemed dividend distribution. As a rule, dividend equivalent rights are forfeited if the participant’s employment terminates.

Performance Stock Awards and Performance Cash Awards. The Compensation Committee may grant performance stock awards (including performance RSUs) or performance cash awards under the Incentive Plan, which may be treated as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. A performance stock award or performance cash award gives the participant a right to receive Common Stock, a cash payment, or a combination of stock and cash, if the participant achieves the performance targets specified by the Compensation Committee during a specified performance period. Each performance stock award or cash award will have a value determined by the Compensation Committee at the time of the grant. In the event a participant who has been granted a performance stock award or performance cash awards terminates his or her employment with the Company prior to the date on which the applicable performance target or targets has been met, such performance stock/and or such performance cash award shall be immediately forfeited. In addition, the Compensation Committee has the discretion to reduce (but not increase) the number of performance awards which will be earned based on the achievement of performance goals in a manner that complies with Section 162(m). No payments with respect to dividend equivalent rights linked to or ordinary dividends payable with respect to any performance stock award shall be payable unless and until such performance stock award vests (and shall only be payable to the same extent as corresponds to the vesting of such linked performance stock award).

Performance Targets

In establishing any performance target under the Incentive Plan, the Compensation Committee shall establish an objective business target based upon one or more of the following business criteria (which may be determined by reference to the Company as a whole or any of the Company’s subsidiaries or operating divisions or any combination thereof):

•	earnings before interest, taxes, depreciation, and amortization;

•	profit before taxes;

•	net income;

•	stock price;

•	market share;

•	gross revenue;

•	revenue growth;

•	gross profit;

•	net revenue;

•	pretax income;

•	operating profit or margins;

•	operating expenses;

•	cash flow;

•	earnings per share;

•	economic profit;

•	return on equity;

•	return on invested capital or assets;

•	cost reductions and savings;

•	total shareholder return;

•	return on revenues or productivity;

•	goals related to acquisitions;

•	first year premium;

•	renewal premium;

•	risk based capital levels; and

•	asset size.

Any business criteria that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted when established (or to the extent permitted under Section 162(m) of the Internal Revenue Code, at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP. The criteria may be stated in absolute terms, may be measured against the performance of peer group companies, a market index, or such other group of companies that the Compensation Committee determines to be appropriate or may be measured against prior performance of the Company, all at the Compensation Committee’s discretion. In all cases, the performance targets established with respect to any performance period shall be established within the first 90 days of the performance period (or the first 25% of the period, if shorter).

Change of Control

In the event of a Change of Control (as defined below), the Committee may take whatever action with respect to awards outstanding as it deems necessary or desirable, including, without limitation, accelerating the expiration or termination date or the date of exercisability in any award documents, settling any award by means of a cash payment (including a cash payment equal to the amount paid per share of Common Stock in such Change of Control less, in the case of options, the option price) or removing any restrictions from or imposing any additional restrictions on any outstanding awards.

Except as otherwise provided in an award document, awards assumed or substituted by a successor entity following a Change of Control shall have the same vesting schedule in effect following the Change of Control; provided, however, that performance-based restrictions and conditions on performance stock awards and performance cash awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon an assumed achievement of all relevant performance goals at the “target” level and such awards thereafter are subject to continued vesting based on continued service through the vesting date as originally specified in the applicable award agreement. Following the Change in Control, if a grantee’s employment is terminated other than for Cause or Good Reason (as defined below), or in the case of a director, a required resignation from the Board, then all of the grantee’s outstanding awards shall become fully exercisable and/or vested as the case may be as of the date of termination.

Except as otherwise provided in an award document, awards not assumed or substituted by a successor entity following a Change of Control shall become immediately vested and exercisable, as the case may be, at or immediately prior to the Change of Control and any outstanding performance stock awards or performance cash awards shall be deemed to have been fully earned as of the effective date of the Change of Control based upon an assumed achievement of all relevant performance goals at the “target” level.

For purposes of the Incentive Plan:

“Change of Control” means, except as otherwise provided in an award document, the first to occur of any of the following events:

(i) The date any transaction is consummated that constitutes the sale or other disposition of all or substantially all of the assets of the Company, other than where such transaction results in all or substantially all of the assets of the Company being held by an entity as to which at least a majority of the equity ownership of such entity immediately after the sale or disposition is held by the same persons and in the same proportions as the Common Stock was held immediately before such sale or other disposition;

(ii) The date any transaction is consummated that constitutes a merger or consolidation of the Company with or into another corporation, other than a merger or consolidation of the Company in which holders of shares of the Common Stock immediately prior to the merger or consolidation will hold at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation’s voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders’ ownership of Common Stock immediately before the merger or consolidation;

(iii) The date any entity, person or group, (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended), (other than the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries) or any person or entity who, on the date the Incentive Plan is effective, shall have been the beneficial owner of at least fifteen percent of the outstanding Common Stock), shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent of the outstanding shares of the Common Stock;

(iv) The first day after the date the Incentive Plan is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than 24 months, unless the nomination for election of each new director who was not a director at the beginning of such 24 month period was approved by a vote of at least two thirds of the directors then still in office who were directors at the beginning of such period; or

(v) The date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated and no further contingences remain that could prevent the consummation of such plan or arrangement. For avoidance of doubt, any transaction done exclusively for the purpose of changing the domicile of the Company shall not constitute a Change of Control.

“Cause” means, except as otherwise provided in an award document, that an employee-grantee should be or was dismissed as a result of:

(i) any material breach by the grantee of any agreement to which the grantee and the Company or an affiliate are parties,

(ii) any act (other than retirement) or omission to act by the grantee, including without limitation, the commission of any crime (other than ordinary traffic violations) that may have a material and adverse effect on the business of the Company or any affiliate or on the grantee’s ability to perform services for the Company or any Affiliate, or

(iii) any material misconduct or neglect of duties by the grantee in connection with the business or affairs of the Company or any affiliate.

“Good Reason” means, except as otherwise provided in an award document, the termination of employment by the grantee following the occurrence, without the grantee’s written consent, after a Change of Control of:

(i) a material reduction in the grantee’s base salary or wage rate or target incentive opportunity; or

(ii) the relocation of the grantee’s principal place of employment to a location more than fifty miles from the grantee’s principal place of employment as of immediately prior to the Change of Control;

provided, however, that the foregoing events shall constitute Good Reason only if the grantee provides the Company with written objection to the event within thirty days following the occurrence thereof, the Company does not reverse or otherwise cure the event within thirty days of receiving that written objection and the grantee resigns the grantee’s employment within twenty days following the expiration of the Company’s thirty-day cure period.

Adjustments

If there is a change in the outstanding shares of stock because of a stock dividend, extraordinary cash dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or, if appropriate, other outstanding equity securities or a recapitalization or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company that are convertible into Common Stock), the aggregate number of shares of stock available under the Incentive Plan and subject to each outstanding award, and its stated exercise price or the basis upon which the award is measured, shall be adjusted by the Compensation Committee. However, no adjustment shall be made that would cause an incentive stock option to lose its status as such without the consent of the grantee, except for adjustments made pursuant to a Change of Control.

Amendment, Modification and Termination of Incentive Plan

The Board of Directors, at any time and from time to time, may amend or terminate the Incentive Plan, provided that the amendment would be subject to shareholder approval if it would (i) increase the maximum number of shares available under the Incentive Plan, other than adjustments pursuant to the terms of the Incentive Plan, (ii) materially expand the eligible participants, or (iii) otherwise constitute a change requiring shareholder approval under applicable laws or applicable listing requirements of the New York Stock Exchange or any other exchange on which the Company’s securities are listed. No amendment to the Incentive Plan shall adversely affect any outstanding award without the consent of the affected participant.

No award may be granted under the Incentive Plan after the tenth anniversary of the date the Incentive Plan is approved by the Company’s shareholders.

Prohibition on Repricing

No amendment or modification may be made to an outstanding option or SAR, including, without limitation, by reducing the exercise price of an option or replacing an option or SAR with cash or other award type, that would be treated as a repricing under the rules of the stock exchange on which the stock is listed, in each case, without shareholder approval.

Tax Withholding

The Company shall have the power to withhold, or require a recipient to remit to the company, an amount sufficient to satisfy federal, state and/or local withholding tax requirements on any award under the Incentive Plan. To the extent that alternative methods of withholding are available under applicable laws, the Company will have the power to choose among such methods.

Federal Income Tax Information

The following discussion is limited to a summary of U.S. federal income tax provisions relating to the making, exercise and vesting of awards under the Incentive Plan and the subsequent sale of Common Stock acquired under the Incentive Plan. The tax consequences of awards may vary depending upon the particular circumstances, and it should be noted that income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

Incentive Stock Options. The grant of an incentive stock option will not be a taxable event for the grantee or the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain or loss realized upon a disposition of our Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain or loss if the grantee holds the shares of our Common Stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). The Company will not be entitled to a business expense deduction with respect to an incentive stock option, except as discussed below.

For the exercise of an incentive stock option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of one of our direct corporate subsidiaries from the date the incentive stock option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the shares of our common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option’s exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. The Company will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to the Company’s compliance with Section 162(m) of the Code and to certain reporting requirements.

Non-qualified Stock Options. There will be no federal income tax consequences to the grantee or to the Company upon the grant of a non-qualified stock option under the Incentive Plan. When the grantee exercises a non-qualified stock option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock received upon exercise over the exercise price, and the Company expects that it will be allowed a corresponding deduction. Any gain that the grantee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Stock Appreciation Rights. A participant receiving an SAR will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and the Company expects that it will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock. Unless a participant makes an election to accelerate recognition of income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Tax Code Section 162(m). If the participant files an election under Tax Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Tax Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Tax Code Section 83(b) election. To the extent unrestricted dividends are paid during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the Company unless the participant has made a Tax Code Section 83(b) election, in which case the dividends will thereafter be taxable to the participant as dividends and will not be deductible by the Company.

Restricted Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock unit award is granted. Upon receipt of shares of Common Stock (or the equivalent value in cash) in settlement of a restricted stock unit award, a participant will recognize ordinary income equal to the fair market value of the Common Stock or other property as of that date, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Tax Code Section 162(m).

Cash-Based Awards. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a cash-based award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Tax Code Section 162(m).

Tax Code Section 409A. If an award is subject to Tax Code Section 409A (which relates to nonqualified deferred compensation plans), and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. However, the Compensation Committee intends to comply with Section 409A with regard to any awards that constitute nonqualified deferred compensation within the meaning of Section 409A, and otherwise to provide awards that are exempt from Section 409A.

Benefits to Named Executive Officers and Others

No awards have been granted under the Incentive Plan. If the Incentive Plan is approved by the Company’s shareholders, awards will be granted at the discretion of the Compensation Committee. Accordingly, future benefits under the Incentive Plan are not determinable.

Securities Authorized for Issuance under Equity Compensation Plans

No shares have been authorized for issuance under equity compensation plans approved by the Company’s shareholders.

Your Board of Directors recommends that you vote FOR approval of the Citizens, Inc. Omnibus Incentive Plan.

OTHER BUSINESS

Citizens, Inc.’s bylaws require shareholders to give advance notice of any proposal intended to be presented at the annual meeting. The deadline for this notice has passed and Citizens, Inc. has not received any such notice. If any other matter properly comes before the shareholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

MATERIALS

ANNUAL REPORT AND OTHER MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on June 6, 2017: The Proxy Statement and Annual Report to Shareholders are available at www.edocumentview.com/cia. The report of the Compensation Committee and the Audit Committee of the Board of Directors are in this Proxy Statement. No part of our Annual Report to Shareholders is incorporated herein and no part thereof is to be considered proxy soliciting material.

We file our proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (“Exchange Act”). You can inspect and obtain a copy of our proxy statement and other information filed with the SEC at the offices of the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet site at http://www.sec.gov/ where you can obtain most of our SEC filings. We also make available, free of charge, on our website at www.citizensinc.com our proxy statements filed with the SEC pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after they are filed electronically with the SEC.

SHAREHOLDER PROPOSALS AND NOMINATIONS

A shareholder who intends to have a shareholder proposal included in our proxy statement for our 2018 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must submit the proposal so that it is received by our Corporate Secretary no later than December 28, 2017. Any submission must comply with all of the requirements of Rule 14a-8 applicable to shareholder proposals.

A shareholder who wishes to nominate a candidate for election to the Board or intends to present a proposal at our 2018 Annual Meeting that would not be included in our proxy statement for the 2018 Annual Meeting must deliver notice to us no later than March 8, 2018, unless a different date is prescribed by our bylaws.

A notice that a shareholder intends to nominate a director candidate must set forth the following, as prescribed by our bylaws: (a) as to each shareholder nominee for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder, and (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (1) the name and address of such shareholder, as they appear on the Company’s books, and the name and address of such beneficial owner, (2) the class or series and number of shares of stock of the Company which are owned beneficially and of record by such shareholder and such beneficial owner, (3) a description of any agreement, arrangement or understanding with respect to the nomination between or among such shareholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (4) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) by, or on behalf of, such shareholder and such beneficial owner, whether or not any such instrument or right shall be subject to settlement in underlying shares of stock of the Company, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner, with respect to securities of the Company, (5) a representation that such shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, and (6) any other information relating to such shareholder and such beneficial owner required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

All proposals or nominations should be sent to the attention of our Secretary at our principal executive offices at 400 East Anderson Lane, Austin, Texas 78752.

In order to curtail controversy as to the date on which a proposal was received by us, it is suggested proponents submit their proposals by certified mail-return receipt requested.

SHAREHOLDER COMMUNICATIONS

Any communication from a shareholder or interested party to the Board of Directors may be mailed to:

Citizens, Inc.

Attn: Board of Directors (or committee name or director’s name as appropriate)

400 East Anderson Lane

Austin, Texas 78752

It should be clearly noted on the mailing envelope that the letter is a “Board of Directors Communication.” All such communications should identify the author as a shareholder or interested party and clearly state whether the intended recipients are all members of the Board of Directors or certain specified individual directors. This procedure for communicating with the Board of Directors is also posted on our website at www.citizensinc.com.

Austin, Texas	By Order of the Board of Directors
April 27, 2017	Cheri D. Duncan, , Secretary

Appendix A

CITIZENS, INC.

OMNIBUS INCENTIVE PLAN

Effective as of June 6, 2017

1.    Purpose and Shareholder Approval.

(a)    Citizens, Inc., a Colorado corporation (the “Company”) hereby adopts the Citizens, Inc. Omnibus Incentive Plan (the “Plan”), effective as of June 6, 2017. The Plan is intended to recognize the contributions made to the Company by its employees, directors, consultants and advisors of the Company, to provide such persons with additional incentive to devote themselves to the future success of the Company, to improve the ability of the Company to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights and certain performance-based cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals established by the Committee for purposes of the Plan. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to any person who is not an employee of the Company shall in all cases be non-qualified stock options.

(b)    The adoption the Plan is contingent on and subject to its approval by the Company’s shareholders at the Company’s annual shareholders meeting scheduled for June 6, 2017. No grants or awards shall be made under the Plan if the Plan is not so approved. The Plan is intended to meet certain requirements of the Code relating to the payment of compensation that qualifies as “performance based compensation” which is exempt from certain limitations on deduction imposed under Code Section 162(m).

2.    Definitions. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

(a)    “Affiliate” means a corporation that is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) or (f) of the Code.

(b)    “Award” means an award of Restricted Stock, Restricted Stock Units, Stock Options, Stock Appreciation Rights, Dividend Equivalent Rights or Performance Cash Awards granted under the Plan, designated by the Committee at the time of such grant as an Award, and containing the terms specified herein for Awards.

(c)    “Award Document” means the document that sets forth the terms and conditions of each grant of an Award. Awards shall be evidenced by an Award Document in such form as the Committee shall from time to time approve, which Award Document shall comply with and be subject to the terms and conditions of the Plan and such other terms and conditions as the Committee shall from time to time require that are not inconsistent with the terms of the Plan. A Grantee shall not have any rights with respect to an Award until and unless such Grantee shall have executed an Award Document containing the terms and conditions determined by the Committee.

(d)    “Board of Directors” means the Board of Directors of the Company.

(e)    “Cause” means, except as otherwise provided in an Award Document, that an employee-Grantee should be or was dismissed as a result of

(i)    any material breach by the Grantee of any agreement to which the Grantee and the Company or an Affiliate are parties,

(ii)    any act (other than retirement) or omission to act by the Grantee, including without limitation, the commission of any crime (other than ordinary traffic violations) that may have a material and adverse effect on the business of the Company or any Affiliate or on the Grantee’s ability to perform services for the Company or any Affiliate, or

(iii)    any material misconduct or neglect of duties by the Grantee in connection with the business or affairs of the Company or any Affiliate.

(f)    “Change of Control” shall mean, except as otherwise provided in the Award Agreement, the first to occur of any of the following events:

(i)    The date any transaction is consummated that constitutes the sale or other disposition of all or substantially all of the assets of the Company, other than where such transaction results in all or substantially all of the assets of the Company being held by an entity as to which at least a majority of the equity ownership of such entity immediately after the sale or disposition is held by the same persons and in the same proportions as the Company’s common stock was held immediately before such sale or other disposition;

(ii)    The date any transaction is consummated that constitutes a merger or consolidation of the Company with or into another corporation, other than a merger or consolidation of the Company in which holders of shares of the Common Stock immediately prior to the merger or consolidation will hold at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation’s voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders’ ownership of Common Stock immediately before the merger or consolidation;

(iii)    The date any entity, person or group, (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended), (other than the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries) or any person or entity who, on the date the Plan is effective, shall have been the beneficial owner of at least fifteen percent (15%) of the outstanding Common Stock), shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the outstanding shares of the Common Stock;

(iv)    The first day after the date this Plan is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than twenty four (24) months, unless the nomination for election of each new director who was not a director at the beginning of such twenty four (24) month period was approved by a vote of at least two thirds of the directors then still in office who were directors at the beginning of such period; or

(v)    The date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated and no further contingences remain that could prevent the consummation of such plan or arrangement. For avoidance of doubt, any transaction done exclusively for the purpose of changing the domicile of the Company shall not constitute a Change of Control.

(g)    “Code” means the Internal Revenue Code of 1986, as amended.

(h)    “Committee” shall have the meaning set forth in Section 3(a).

(i)    “Common Stock” means the Class A Common Stock no par value per share, of the Company.

(j)    “Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

(k)    “Dividend Equivalent Right” means a right, granted to a Grantee under the terms of the Plan, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(l)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)    “Fair Market Value” shall mean:

(i)    If the Common Stock is traded in a public market, then the Fair Market Value per Share shall be, the last reported sale price per share thereof on the relevant date (or the closing price as of the most recent trading day prior to the relevant date if the relevant date is not a trading day); or

(ii)    If the Common Stock is not traded in a public market on the relevant date, the Fair Market Value shall be as determined in good faith by the Committee.

(n)    “Good Reason” shall mean, except as otherwise provided in an Award Document, the termination of employment by the Grantee following the occurrence, without the Grantee’s written consent, after a Change of Control of:

(i)    a material reduction in the Grantee’s base salary or wage rate or target incentive opportunity; or

(ii)    the relocation of the Grantee’s principal place of employment to a location more than fifty miles from the Grantee’s principal place of employment as of immediately prior to the Change of Control;

provided, however, that the foregoing events shall constitute Good Reason only if the Grantee provides the Company with written objection to the event within thirty days following the occurrence thereof, the Company does not reverse or otherwise cure the event within thirty days of receiving that written objection and the Grantee resigns the Grantee’s employment within twenty days following the expiration of the Company’s thirty-day cure period.

(o)    “Grant Date” means the date established by the Committee as of which any Award has been granted to a Grantee.

(p)    “Grantee” means any person who is granted an Award.

(q)    “ISO” means an Option granted under the Plan that is intended to qualify as an “incentive stock option” within the meaning of Section 422(b) of the Code.

(r)    “Non-qualified Stock Option” means an Option granted under the Plan that is not intended to qualify, or otherwise does not qualify, as an “incentive stock option” within the meaning of Section 422(b) of the Code.

(s)    “Option” or “Stock Option” means either an ISO or a Non-qualified Stock Option granted under the Plan.

(t)    “Option Price” means the price at which Shares may be purchased upon exercise of an Option, as calculated pursuant to the applicable provisions of the Plan.

(u)    “Performance Stock” means a share of Common Stock subject to a Performance Stock Award.

(v)    “Performance Stock Award” means an Award of Restricted Stock or of Restricted Stock Units to a Grantee in accordance with the terms and conditions of Section 10 of the Plan.

(w)    “Performance Cash Award” means an Award, designated as a dollar amount, to a Grantee in accordance with Section 10 of the Plan.

(x)    “Performance Stock Award Limitation” means the limitation on the number of Shares that may be granted pursuant to Performance Stock to any one Grantee, as set forth in Section 10 of the Plan.

(y)    “Performance Period” means the Company’s fiscal year or such other period as may be established by the Committee.

(z)    “Performance Target” means the performance target fixed by the Committee for a particular Performance Period.

(aa)    “Restricted Stock” means Shares issued to a person pursuant to an Award.

(bb)    “Rule 16b-3” means Rule 16b-3 promulgated under the Act or any successor Rule.

(cc)    “Restricted Stock Unit” or “RSU” means a bookkeeping entry representing the equivalent of one (1) share of Common Stock awarded to a Grantee under Section 8 of the Plan.

(dd)    “Shares” means the shares of Common Stock that are the subject of Awards.

(ee)    “Stock Appreciation Rights” or “SAR” means a right granted to a grantee under Section 7 of the Plan.

(ff)    “Termination of Employment or Service in Connection with a Change of Control” shall be deemed to occur with respect to a Grantee if, within the one-year period (or such longer period as may be specified in an Award Document) beginning on the date of a Change of Control, the employment or service of the Grantee shall be terminated either (i) involuntarily for any reason other than for Cause, (ii) voluntarily for Good Reason or (iii) in the case of Directors, a required resignation from the Board of Directors.

3.    Administration of the Plan.

(a)    Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors provided such committee consists of at least two members of the Board of Directors, each of whom qualifies as a “non-employee director” (as that phrase is used for purposes of Rule 16b-3), as “outside director” (as that phrase is used for purposes of Treasury Regulation Section 1.162-26) and as an “independent director” (as that phrase is used by the rules of the stock exchange on which the Company’s shares are traded). The foregoing requirement for members of the Compensation Committee to act as the Committee shall not be applicable if the Company ceases to be a publicly traded corporation. Notwithstanding anything in this Section 3(a) to the contrary, the Board of Directors may establish more than one committee to administer the Plan with respect to separate classes of Grantees (other than officers of the Company who are subject to Section 16 of the Exchange Act), and, provided further, that the Board of Directors, itself, shall act as the Committee with respect to Awards made to non-employee members of the Board of Directors.

(b)    Grants. The Committee shall from time to time at its discretion direct the Company to grant Awards pursuant to the terms of the Plan. The Committee shall have plenary authority to (i) determine the Grantees to whom and the times at which Awards shall be granted, (ii) determine the price at which Options shall be granted, (iii) determine the type of Option to be granted and the number of Shares subject thereto, (iv) determine the number of Shares to be granted pursuant to each Award and (v) approve the form and terms and conditions of the Award Documents and of each Award; all subject, however, to the express provisions of the Plan, including, specifically, Section 11 regarding grants of Awards to non-employee members of the Board of Directors. In making such determinations, the Committee may take into account the nature of the Grantee’s services and responsibilities, the Grantee’s present and potential contribution to the Company’s success and such other factors as it may deem relevant. The interpretation and construction by the Committee of any provisions of the Plan or of any Award granted under it shall be final, binding and conclusive.

(c)    Exculpation. No member of the Committee shall be personally liable for monetary damages as such for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Awards thereunder except to the extent such exculpation is prohibited by provisions of the applicable business corporations law; provided, however, that the provisions of this Section 3(c) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute or to the liability of a member of the Committee for the payment of taxes pursuant to local, state or federal law.

(d)    Indemnification. Service on the Committee shall constitute service as a member of the Board of Directors. Each member of the Committee shall be entitled without further act on his or her part to indemnity from the Company to the fullest extent provided by applicable law and the Company’s Articles of Incorporation and/or Bylaws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options or Awards thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

4.    Eligibility. All employees (including employees who are members of the Board of Directors or its Affiliates), directors, consultants and advisors of the Company or its Affiliates shall be eligible to receive Awards hereunder; provided, that only employees of the Company or its Affiliates shall be eligible to receive ISOs. The Committee, in its sole discretion, shall determine whether an individual qualifies as an employee of the Company or its Affiliates.

5.    Term of the Plan. No Award may be granted under the Plan after June 5, 2027.

6.    Stock Options and Terms. Each Option granted under the Plan shall be a Non-qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO. Options granted pursuant to the Plan shall be evidenced by the Award Documents in such form as the Committee shall from time to time approve, which Award Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require that are not inconsistent with the terms of the Plan.

(a)    Number of Shares. Each Award Document shall state the number of Shares to which it pertains. A Grantee may receive more than one Option, which may include Options that are intended to be ISOs and Options that are not intended to be ISOs, but only on the terms and subject to the conditions and restrictions of the Plan.

(b)    Option Price. Each Award Document shall state the Option Price that shall be at least 100% of the Fair Market Value of the Shares at the time the Option is granted as determined by the Committee in accordance with this Section 6(b); provided, however, that if an ISO is granted to a Grantee who then owns, directly or by attribution under Section 424(d) of the Code, shares of capital stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Shares at the time the Option is granted.

(c)    Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933, as amended (the “Act”)), contain the Grantee’s acknowledgment in form and substance satisfactory to the Company that (i) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale that, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (ii) the Grantee has been advised and understands that (A) the Shares have not been registered under the Act and are “restricted securities” within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (B) the Company is under no obligation to register the Shares under the Act or to take any action that would make available to the Grantee any exemption from such registration, (iii) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Award Documents may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (I) registration under federal or state securities laws, (II) the receipt of an opinion that an appropriate exemption from such registration is available, (III) the listing or inclusion of the Shares on any securities exchange or in an automated quotation system or (IV) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this Section 6(c) has occurred.

(d)    No Shareholder Rights Prior to Exercise. No Grantee shall, solely by reason of having been granted one or more Options, have any rights as a shareholder of the Company and shall have no right to vote Shares subject to the Option, nor any right to receive any dividends declared or paid with respect to such Shares unless and until the Grantee has exercised his or her Option and acquired such Shares.

(e)    Medium of Payment. A Grantee shall pay for Shares (i) in cash, (ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve, including, without limitation, payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Committee may provide in an Award Document that payment may be made in whole or in part in shares of Common Stock held by the Grantee. If payment is made in whole or in part in shares of Common Stock, then the Grantee shall deliver to the Company certificates registered in the name of such Grantee representing the shares of Common Stock owned by such Grantee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, accompanied by stock powers duly endorsed in blank by the Grantee. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of Common Stock to exercise an Option as it deems appropriate.

(f)    Termination of Options.

(i)    No Option shall be exercisable after the first to occur of the following:

(1)    Expiration of the Option term specified in the Award Document, which shall not exceed (i) ten years from the date of grant, or (ii) five years from the date of grant of an ISO if the Grantee on the date of grant owns, directly or by attribution under Section 424(d) of the Code, shares of capital stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or of an Affiliate;

(2)    Except as otherwise provided in the Award Document, expiration of ninety (90) days from the date the Grantee’s employment or service with the Company or its Affiliate terminates for any reason other than Disability or death or as otherwise specified in this Section 6 or Section 13 below;

(3)    Except as otherwise provided in the Award Document, expiration of one year from the date the Grantee’s employment or service with the Company or its Affiliate terminates due to the Grantee’s Disability or death;

(4)    A finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Grantee, that the Grantee has (i) committed a material and serious breach or neglect of Grantee’s responsibilities to the Company; (ii) breached his or her employment or service contract with the Company or an Affiliate; (iii) committed a willful violation or disregard of standards of conduct established by law; committed fraud, willful misconduct, misappropriation of funds or other dishonesty; (v) been convicted of a crime of moral turpitude; or (vi) accepted employment with another company or performed work or provided advice to another company, as an employee, consultant or in any other similar capacity, while still an employee of the Company, then the Option shall terminate on the date of such finding. In such event, in addition to immediate termination of the Option, the Grantee shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price of such Shares. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture; or

(5)    The date, if any, set by the Board of Directors as an accelerated expiration date pursuant to Section 13 hereof.

(ii)    Notwithstanding the foregoing, the Committee may extend the period during which an Option may be exercised to a date no later than the date of the expiration of the Option term specified in the Award Documents, as they may be amended, provided that any change pursuant to this Section 6(f)(ii) that would cause an ISO to become a Non-qualified Stock Option may be made only with the consent of the Grantee.

(iii)    During the period in which an Option may be exercised after the termination of the Grantee’s employment or service with the Company or any Affiliate, such Option shall only be exercisable to the extent it was exercisable immediately prior to such Grantee’s termination of service or employment, except to the extent specifically provided to the contrary in the applicable Award Document.

(g)    Transfers. No Option may be transferred except by will or by the laws of descent and distribution. During the lifetime of the person to whom an Option is granted, such Option may be exercised only by him or her. Notwithstanding the foregoing, a Non-qualified Stock Option may be transferred pursuant to the terms of a “qualified domestic relations order” within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

(h)    Holding Period. No Option may be exercised except to the extent the Option has become vested pursuant to its terms.

(i)    Limitation on ISO Grants. In no event shall the aggregate Fair Market Value of the Shares (determined at the time the ISO is granted) with respect to which an ISO is exercisable for the first time by the Grantee during any calendar year (under all incentive stock option plans of the Company or its Affiliates) exceed $100,000.

(j)    Other Provisions. The Award Documents shall contain such other provisions including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

(k)    Amendment. The Committee shall have the right to amend Award Documents issued to a Grantee, subject to the Grantee’s consent if such amendment is not favorable to the Grantee, except that the consent of the Grantee shall not be required for any amendment made under Section 13.

7.    Stock Appreciation Rights.

(a)    An SAR is an Award in the form of a right to receive cash or Common Stock, upon surrender of the SAR, in an amount equal to the appreciation in the value of the Common Stock over a base price established in the Award. A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Common Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee. The Award Document for a SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Common Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have an SAR Price that is no less than the Fair Market Value of one share of Common Stock on the Grant Date of the Option.

(b)    The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

(c)    Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of not more than ten years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Document relating to such SAR.

(d)    Holders of an SAR shall have no rights as shareholders of the Company. Holders of an SAR shall have no right to vote such Shares or the right to receive any dividends declared or paid with respect to such Shares.

(e)    A holder of an SAR shall have no rights other than those of a general creditor of the Company. An SAR represents an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Document.

(f)    Unless the Committee otherwise provides in an Award Document, in the event that a Grantee’s employment with the Company terminates for any reason other than because of death or Disability, any SAR held by such Grantee shall be forfeited by the Grantee and reacquired by the Company. In the event that a Grantee’s employment terminates as a result of the Grantee’s death or Disability, all remaining restrictions with respect to such Grantee’s SAR shall immediately lapse, unless otherwise provided in the Award. Upon forfeiture of an SAR, the Grantee shall have no further rights with respect to such Award.

(g)    Except as provided in this Section 7, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR. Except as provided in this Section 7, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.    Restricted Stock and Restricted Stock Units.

(a)    Restricted Stock is an Award of shares of Common Stock that is granted subject to the satisfaction of such conditions and restrictions as the Committee may determine. In lieu of, or in addition to any Awards of Restricted Stock, the Committee may grant Restricted Stock Units to any Grantee subject to the same conditions and restrictions as the Committee would have imposed in connection with any Award of Restricted Stock. Each Restricted Stock Unit shall have a value equal to the fair market value of one share of Common Stock. Each Award Document shall state the number of shares of Restricted Stock or Restricted Stock Units to which it pertains. No cash or other consideration shall be required to be paid by a Grantee for an Award.

(b)    At the time a grant of Restricted Stock or Restricted Stock Units is made, the Committee may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Restricted Stock Units. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different restricted period. The Committee may, in its sole discretion, at the time a grant of Restricted Stock or Restricted Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Restricted Stock Units. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Stock or Restricted Stock Units.

(c)    The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Committee may provide in an Award Document that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Document.

(d)    Unless the Committee otherwise provides in an Award Document, holders of Restricted Stock shall have the right to vote such Shares. Under no circumstances shall the holder of Restricted Stock be entitled to receive any dividends declared or paid with respect to such Shares until such time as the Restricted Stock becomes vested. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Common Stock, which shall then be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

(e)    Holders of Restricted Stock Units shall have no rights as shareholders of the Company. The Committee may provide in an Award Document evidencing a grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Common Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Common Stock; provided, however, that such cash dividend shall not be distributed to the holder of such Restricted Stock Units until the Restricted Stock Units become vested. The Award Document may also provide that such cash payment will be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Common Stock on the date that such dividend is paid, but such additional Restricted Stock Units shall in all cases be subject to the same restrictions that apply to the original Restricted Stock Units.

(f)    A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Document.

(g)    Unless the Committee otherwise provides in an Award Document, in the event that a Grantee’s employment with the Company terminates for any reason other than death or Disability, any Restricted Stock or Restricted Stock Units held by such Grantee shall be forfeited by the Grantee and reacquired by the Company. In the event that a Grantee’s employment terminates as a result of the Grantee’s death or Disability, all remaining restrictions with respect to such Grantee’s Restricted Stock shall immediately lapse, unless otherwise provided in the Award Document. Upon forfeiture of Restricted Stock or Restricted Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Restricted Stock Units.

(h)    Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Document, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. The restrictions upon such Restricted Stock or Restricted Stock Units shall lapse only if the Grantee on the date of such lapse is, and has continuously been an employee of the Company or its Affiliate from the date such Award was granted. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Restricted Stock Unit once the share of Stock represented by the Restricted Stock Unit has been delivered.

(i)     Restricted Stock and Restricted Stock Units are intended to be subject to a substantial risk of forfeiture during the restricted period, and, in the case of Restricted Stock (but not Restricted Stock Units) subject to federal income tax in accordance with section 83 of the Code. Section 83 generally provides that Grantee will recognize compensation income with respect to each installment of the Restricted Stock on the Vesting Date in an amount equal to the then Fair Market Value of the shares for which restrictions have lapsed. Alternatively, Grantee may elect, pursuant to Section 83(b) of the Code, to recognize compensation income for all or any part of the Restricted Stock at the date of grant in an amount equal to the fair market value of the Restricted Stock subject to the election on the date of grant. Such election must be made within 30 days of the date of grant and Grantee shall immediately notify the Company if such an election is made.

9.    Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the Grantee to receive credits based on cash distributions that would have been paid on the shares of Common Stock subject to an equity-based Award granted to such Grantee, determined as though such shares had been issued to and held by the Grantee. Notwithstanding the foregoing, no Dividend Equivalent Right may be granted hereunder to any Grantee in connection with a Stock Option or SAR granted to such Grantee. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Document. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be deemed reinvested in additional shares of Common Stock, which may thereafter accrue additional equivalents, or may be treated as a cumulative right to the cash amount of such dividends. Any reinvestment of deemed dividends in shares of Common Stock shall be at Fair Market Value on the date of the deemed dividend distribution. Dividend Equivalent Rights may be settled in cash or Common Stock or a combination thereof, and shall be paid or distributed in a single payment or distribution on (or as soon as practicable following) the date the underlying Award has vested (taking into account the extent of such vesting) and any such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions and to the same extent as the underlying Award to which the Dividend Equivalent Right is related expires or is forfeited. Except as may otherwise be provided by the Committee in the Award Document, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

10.    Performance Stock and Performance Cash Awards.    The Committee may grant Performance Stock Awards (including Performance Restricted Stock Units) or Performance Cash Awards pursuant to the terms of Section 8 (as to Performance Stock and Performance Restricted Stock Units), with vesting or payment requirements based specifically on the attainment of one or more Performance Targets applicable to any such Award, as set forth in this Section 10. Awards granted under this Section 10 are intended to provide the Company the ability to grant Awards that may be treated as “performance-based compensation” for purposes of Code Section 162(m). Except as otherwise provided in Section 13, in the event a Grantee who has been granted a Performance Stock Award or Performance Cash Awards terminates his or her employment with the Company prior to the date on which the applicable Performance Target or Targets have been met (i.e., prior to vesting), such Performance Stock and/or such Performance Cash Award shall be immediately forfeited.    For purposes of clarity and avoidance of doubt, no payments with respect to Dividend Equivalent Rights linked to or ordinary dividends payable with respect to any Performance Stock Award shall be payable unless and until such Performance Stock Award vests (and shall only be payable to the same extent as corresponds to the vesting of such linked Performance Stock Award).

(a)    Establishment of Performance Targets.

(i)    The Committee shall establish one or more Performance Targets for each Performance Period, which Performance Targets may vary for different Grantees who may be granted Performance Stock Awards or Performance Cash Awards.

(ii)    In all cases, the Performance Target(s) established with respect to any Performance Period shall be established within the first 90 days (or the first 25%, if shorter) of the Performance Period.

(iii)    Each Performance Target established under the Plan shall constitute a goal as to which an objective method or methods is available for determining whether such Performance Target has been achieved. In addition, the Committee shall establish in connection with the Performance Targets applicable to a Performance Period an objective method for computing the portion of a particular Performance Share Award that may be treated as vested as a result of attaining such Performance Target(s).

(b)    Vesting or Payment of Performance Stock Awards or Performance Cash Awards. Vesting of Performance Stock Awards and payment of Performance Cash Awards shall be determined at the time (or times) and in the manner established by the Committee for a Performance Period; provided, however, that no portion of a Performance Stock Award and no portion of a Performance Cash Award shall become vested or payable, as the case may be, unless and until (i) the Plan is approved by the Company’s shareholders, and (ii) the Committee has certified in writing that the Performance Target or Target(s) for the particular Performance Period for which a Performance Stock Award is granted has been achieved.

(c)    Subsequent Shareholder Approval. The Plan shall be again disclosed to the Company’s shareholders for approval at the time or times required under Code Section 162(m) and/or Treasury Regulations promulgated thereunder in order for the Performance Share Awards granted under the Plan to continue to qualify as performance-based compensation that is exempt from the limitations on deductibility of compensation under Code Section 162(m). No Performance Share Awards shall granted if such required shareholder approval has not been obtained.

(d)    Criteria to be Used in Establishing Performance Targets. In establishing any Performance Target under the Plan, the Committee shall establish an objective business target based upon one or more of the following business criteria (which may be determined for these purposes by reference to (i) the Company as a whole, (ii) any of the Company’s subsidiaries, operating divisions or other operating units, or (iii), any combination thereof):

(i)    Earnings before interest, taxes, depreciation, and amortization;

(ii)    Profit before taxes;

(iii)    Net income

(iv)    Stock price;

(v)    Market share;

(vi)    Gross revenue;

(vii)    Revenue growth

(viii)    Gross profit;

(ix)    Net revenue;

(x)    Pretax income;

(xi)    Operating profit or operating margins;

(xii)    Operating expenses;

(xiii)    Cash flow;

(xiv)    Earnings per share;

(xv)    Economic profit;

(xvi)    Return on equity;

(xvii)    Return on invested capital or assets;

(xviii)    Cost reductions and savings;

(xix)    Total shareholder return;

(xx)    Return on revenues or productivity;

(xxi)    Goals related to acquisitions or divestitures;

(xxii)    First year premium;

(xxiii)    Renewal premium;

(xxiv)    Risk based capital levels; and

(xxv)    Asset size.

Any business criteria that are financial metrics, may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted when established (or to the extent permitted under Section 162(m) of the Code, at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP. (For the avoidance of doubt, with respect to Awards that do not constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Code, “business criteria” include any of the above criteria, as well as any other objective or subjective criteria that the Committee in its discretion shall determine.)

The criteria described in this Section 10(d) may be stated in absolute terms, may be measured against the performance of peer group companies, a market index, or such other group of companies that the Committee determines to be appropriate or may be measured against prior performance of the Company, all at the Committee’s discretion.

(e)    Discretion and Adjustments. The Committee may retain the discretion to reduce (but not to increase) the amount or number of Performance Awards which will be earned based on the achievement of performance goals. At the time the performance goals are established, or otherwise in a manner that complies with Section 162(m) of the Code, the Committee may determine to appropriately adjust any evaluation performance under a performance goal to include or exclude, without limitation, any of the following events that occurs during a performance period: (i) asset write-downs or impairments, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reporting results, (iv) accruals for reorganizations and restructuring programs, and (v) any item of an unusual nature or of a type that indicates infrequency of occurrence, or both, including those described in the Financial Accounting Standards Board’s authoritative guidance, footnotes to the Company’s financial statements and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s reports on Form 10-K, 10-Q or 8-K for the applicable year, in each case to the extent permitted in Section 162(m) of the Code.

(f)    Performance Stock and Performance Cash Award Limitation. Notwithstanding anything to the contrary herein, no employee-Grantee shall receive a Performance Stock Award or Awards (excluding Options and SARs) during any fiscal year of the Company for more than three hundred thousand (300,000) Shares adjusted as provided in Section 14, nor shall any Grantee receive a Performance Cash Award during any fiscal year of the Company for more than four million dollars ($4,000,000). The individual participant limit for Options and SARs is specified in Section 12(c), below.

11.    Grants of Awards to Non-Employee Directors. Notwithstanding anything herein to the contrary, no Awards shall be granted under the Plan to any non-employee member of the Board of Directors except as provided for in this Section 11. Specifically, non-employee members of the Board of Directors shall only receive Awards as follows:

(a)    Grants may be in the form of any Option (other than an ISO) or Award permitted under the Plan;

(b)    The fair value of Awards granted to any non-employee member of the Board of Directors during any one calendar year, along with cash compensation paid to such non-employee member of the Board of Directors in respect of such director’s service as a member of the Board of Directors during such year (including service as a member or chair of any committees of the Board of Directors) during such fiscal year shall not be in excess of three hundred thousand dollars ($300,000).

12.    Limitations on Awards.

(a)    Shares Subject to Plan. The aggregate maximum number of Shares for which Awards may be granted pursuant to the Plan is three million (3,000,000) adjusted as provided in Section 14, all of which may be granted as ISOs.

(i)    The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company.

(ii)    Shares covered by an Award shall be counted against the limit set forth in this Section 12(a). If any Shares covered by an Award granted under the Plan are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Common Stock subject thereto, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination, cash-settlement or expiration, again be available for the grant of Awards under the Plan in the same amount as such Shares were counted against the limit set forth in this section.

(iii)    If an Option or a SAR terminates or expires without having been fully exercised for any reason, or is canceled or forfeited or cash-settled pursuant to the terms of an Award, the Shares for which the Option or SAR was not exercised may again be the subject of an Award granted pursuant to the Plan. To the extent Shares subject to an Option or stock-settled SAR are withheld by the Company for payment of purchase price or as a means of paying the exercise price, or for payment of federal, state or local income or wage tax withholding requirements, the Shares that are so withheld shall be treated as granted and shall not again be available for subsequent grants of Awards under the Plan.

(iv)    If any full-value Award (i.e., an equity-based Award other than an Option or SAR) is canceled or forfeited or cash-settled pursuant to the terms of an Award, the Shares for which such Award was canceled or forfeited or cash-settled may again be subject of an Award granted pursuant to the Plan. To the extent Shares subject to a full-value Award are not actually issued to the Grantee at the time the Award is exercised or settled, including where Shares are withheld for payment of federal, state or local income or wage tax withholding, the Shares that are so withheld shall again be available for grants of Awards under the Plan.

(b)    No Repricing. Other than pursuant to Section 14, the Committee shall not without the approval of the Company’s stockholders (a) lower the exercise price per Share of an Option or SAR after it is granted, (b) cancel an Option or SAR when the exercise price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control), or (c) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.    The foregoing limitations on modifications of SARs and Options shall not be applicable to changes the Committee determines to be necessary in order to achieve compliance with applicable law, including Internal Revenue Code Section 409A.

(c)    Limits on Shares Subject to Options and SARs. The maximum number of Shares for which Options and SARs may be granted to any single employee in any fiscal year, adjusted as provided in Section 14, shall be five hundred thousand (500,000) Shares. For purposes of clarity and avoidance of doubt, the limitation provided for in this Section 12(c) shall apply to the aggregate number of Shares subject to Options and SARs granted to any one employee during a fiscal year.

13.    Change of Control. In the event of a Change of Control, the Committee may take whatever action with respect to Awards outstanding as it deems necessary or desirable, including, without limitation, accelerating the expiration or termination date or the date of exercisability in any Award Documents, settling any Award by means of a cash payment (including a cash payment equal to the amount paid per share of Common Stock in such Change of Control less, in the case of Options, the Option Price) or removing any restrictions from or imposing any additional restrictions on any outstanding Awards. Except to the extent otherwise provided in an Award Document, the following provisions shall apply in the event of a Change of Control:

(a)    Awards Assumed or Substituted by Surviving Entity. Awards assumed by an entity that is the surviving or successor entity following a Change of Control (the “Surviving Entity”) or are otherwise equitably converted or substituted in connection with a Change of Control shall have the same vesting schedule in effect following the Change of Control; provided, however, that performance-based restrictions and conditions on all Performance Stock Awards and Performance Cash Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon an assumed achievement of all relevant performance goals at the “target” level and such awards thereafter are subject to continued vesting based on continued service through the vesting date as originally specified in the applicable original award agreement. Following the Change in Control, if a Termination of Employment or Service in Connection with a Change in Control occurs, then all of the Grantee’s outstanding Awards shall become fully exercisable and/or vested as the case may be as of the date of termination, with payout to such Grantee within 60 days following the date of termination of employment, provided that the payment date of any Awards that are considered to be deferred compensation shall not be accelerated.

(b)    Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change of Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change of Control in a manner approved by the Committee or the Board of Directors, all outstanding Awards shall become immediately vested and exercisable, as the case may be, at or immediately prior to the consummation of the event that constitutes the Change of Control, and any outstanding Performance Stock Awards or Performance Cash Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon an assumed achievement of all relevant performance goals at the “target” level, and there shall be a payout to Grantees within sixty (60) days following the Change of Control.

14.    Adjustments on Changes in Capitalization. The aggregate number of Shares and class of Shares as to which Awards may be granted hereunder, the limitation as to grants to individuals set forth in Section 12(c) hereof, the number of Shares covered by each outstanding Award, and the Option Price for each related outstanding Option and SAR, shall be appropriately adjusted in the event of a stock dividend, extraordinary cash dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or, if appropriate, other outstanding equity securities or a recapitalization or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company that are convertible into Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Section, and any such determination by the Committee shall be final, binding and conclusive; provided, however, that no adjustment shall be made that will cause an ISO to lose its status as such without the consent of the Grantee, except for adjustments made pursuant to Section 13 hereof.

15.    Substitute Awards. Notwithstanding anything in the Plan to the Contrary, the Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be made on such terms and conditions as the Committee considers appropriate in the circumstances.

16.    Amendment of the Plan. The Board of Directors may amend the Plan from time to time in such manner as it may deem advisable; provided that, without obtaining shareholder approval, the Board of Directors may not: (i) increase the maximum number of Shares as to which Awards may be granted, except for adjustments pursuant to Section 14, (ii) materially expand the eligible participants or (iii) otherwise adopt any amendment constituting a change requiring shareholder approval under applicable laws or applicable listing requirements of the New York Stock Exchange or any other exchange on which the Company’s securities are listed. No amendment to the Plan shall adversely materially affect any outstanding Award, however, without the consent of the Grantee.

17.    No Commitment to Retain. The grant of an Award shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Grantee in the employ of the Company or an Affiliate and/or as a member of the Company’s Board of Directors or in any other capacity.

18.    Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer Shares in connection with an Award or the exercise of an Option, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities. The Company’s obligation to make any delivery or transfer of Shares shall be conditioned on the Grantee’s compliance, to the Company’s satisfaction, with any withholding requirement.

19.    Source of Shares; Fractional Shares. The Common Stock that may be issued (which term includes Common Stock reissued or otherwise delivered) pursuant to an Award under the Plan shall be authorized but unissued Stock. No fractional shares of Stock shall be issued under the Plan, and shares issued shall be rounded down to the nearest whole share, but fractional interests may be accumulated pursuant to the terms of an Award. Notwithstanding anything in the Plan to the contrary, the Company may satisfy its obligation to issue Shares hereunder by book-entry registration.

20.    Deferred Arrangements. The Committee may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalents, including converting such credits into deferred Common Stock equivalents. Any such deferrals shall be made in a manner that complies with Code Section 409A.

21.    Parachute Limitations. Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right or Dividend Equivalent Right held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be subject to excise tax under Code Section 4999; provided, however, that the foregoing limitation on Options or Awards under the Plan shall only be applicable to the extent that the imposition of such limitation is, on a net after tax basis, beneficial to the Grantee. The Committee shall have the authority to determine what restrictions and/or reductions in payments shall be made under this Section 21 in order to avoid the detrimental tax consequences of Code Section 4999, and may use such authority to cause a reduction to payments or benefits that would be made by reason of contracts, agreements or arrangements that are outside the scope of the Plan, to the extent such a reduction would result in a greater, net after-tax benefit to the Grantee.

22.    Section 409A. The Committee intends to comply with Section 409A of the Code (“Section 409A”) with regard to any Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A, and otherwise to provide Awards that are exempt from Section 409A.

23.    Unfunded Status of Plan. The Plan shall be unfunded. Neither the Company, nor the Board of Directors nor the Committee shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, nor the Board of Directors, nor the Committee shall be deemed to be a trustee of any amounts to be paid or securities to be issued under the Plan.

24.    Compensation Recovery.

(a)    In the event the Company is required to provide an accounting restatement for any of the prior three fiscal years of the Company for which audited financial statements have been completed as a result of material noncompliance with financial reporting requirements under federal securities laws (a “Restatement”), the amount of any Excess Compensation (as defined below) realized by an any Executive Officer (as defined below) shall be subject to recovery by the Company

(b)    For purposes of this Section 24:

(i)    An “Executive Officer” shall mean any officer of the Company who holds an office of executive vice president or above; and

(ii)    “Excess Compensation” shall mean the excess of (i) the actual amount of cash-based or equity-based incentive compensation received by an Executive Officer over (ii) the compensation that would have been received based on the restated financial results during the three-year period preceding the date on which the Company is required to prepare such restatement.

(c)    Recovery of Excess Compensation under this Section 24 shall not preclude the Company from seeking relief under any other agreement, policy or law. The Company’s recoupment rights under this Section 24 shall be in addition to, and not in lieu of, actions that the Company may take to remedy or discipline any act of misconduct by an Executive Officer including, but not limited to, termination of employment or initiation of appropriate legal action.

(d)    The recovery of compensation under this Section 24 is separate from and in addition to the compensation recovery requirements of Section 304 of the Sarbanes-Oxley Act of 2002 that are applicable to the Company’s Chief Executive Officer and Chief Financial Officer, and the Committee shall reduce the recoupment under this Section 24 by any amounts paid to the Company by the Chief Executive Officer and Chief Financial Officer pursuant to such section.

25.    Governing Law. The validity, performance, construction and effect of this Plan shall, except to the extent preempted by federal law, be governed by the laws of the State of Texas, without giving effect to principles of conflicts of law.

Citizens, Inc. 2017 Proxy Statement

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 5, 2017.
Vote by Internet
• Go to www.envisionreports.com/cia
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals —	The Board of Directors recommends a vote FOR all the Class A Director nominees listed, FOR Proposal 2, for 1 YR on Proposal 3, FOR
Proposal 4 and FOR Proposal 5.

1.	Election of Class A Directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified.
		For	Withhold	Abstain				For	Withhold	Abstain
	01 - Dr. E. Dean Gage	☐	☐	☐	02 - Mr. Steven F. Shelton			☐	☐	☐
	03 - Dr. Robert B. Sloan, Jr.	☐	☐	☐	04 - Gov. Francis A. Keating II			☐	☐	☐
					For	Against	Abstain				1 Yr	2 Yrs	3 Yrs	Abstain
2.	Say on Pay — To approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the proxy statement.				☐	☐	☐		3. Say on Frequency - To approve a non-binding advisory resolution regarding the frequency of the advisory vote on compensation of the Company’s Named Executive Officers.		☐	☐	☐	☐
					For	Against	Abstain					For	Against	Abstain
4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017.				☐	☐	☐		5. To approve the Citizens, Inc. Omnibus Incentive Plan.			☐	☐	☐
6. To transact such other business as may properly come before the meeting or any adjournment thereof.

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — Citizens, Inc.

Notice of Annual Meeting of Shareholders of Citizens, Inc.

Notice is hereby given that the Annual Meeting of Shareholders of Citizens, Inc. will be held Tuesday, June 6, 2017, at 10:00 a.m., Central Daylight Time, at 400 E. Anderson Lane, Austin, TX 78752, for the purposes stated on the reverse side of this proxy.

The undersigned hereby appoints the President and Secretary of Citizens, Inc. (the “Proxies”), each of them, with full power of substitution, as proxies to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2017 Annual Meeting of Shareholders of Citizens, Inc., to be held on June 6, 2017 or at any postponement or adjournment thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Shares represented by properly executed proxies received by us prior to the meeting will be voted as specified thereon. If a proxy fails to specify how it is to be voted on any proposal, any proxy that is given and not revoked will be voted in accordance with the recommendations of the Company’s Board of Directors FOR all the Class A Director nominees listed, FOR Proposal 2, for 1 YR on Proposal 3, FOR Proposal 4, and FOR Proposal 5.

It is important, regardless of the number of shares you hold, that your stock be represented at the meeting by a signed proxy card or personal attendance.

(Items to be voted appear on reverse side.)

Executive Offices: 400 East Anderson Lane, Austin, Texas 78752